UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Staples, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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❯	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Framingham, Massachusetts
April 26, 2016

Dear Shareholders,

The Annual Meeting of Shareholders of Staples, Inc. will be held at the Crowne Plaza Boston-Natick, 1360 Worcester Street, Natick, Massachusetts, on June 14, 2016 at 8:00 a.m., local time, to consider and act upon the following matters:

(1)	To elect eleven members of the Board of Directors to hold office until the 2017 Annual Meeting of Shareholders or until their respective successors have been elected or appointed.

(2)	To approve, on an advisory basis, named executive officer compensation.

(3)	To ratify the selection by the Audit Committee of Ernst & Young LLP as Staples’ independent registered public accounting firm for the current fiscal year.

(4)	To act on two shareholder proposals, if properly presented.

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on April 18, 2016 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

By order of the Board of Directors

Michael T. Williams

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

For the Annual Meeting of Shareholders on June 14, 2016

This proxy statement and our 2015 Annual Report are available for viewing, printing and downloading at
www.proxyvote.com.

You may request a copy of the materials relating to our annual meeting, including the proxy statement, form of proxy card for our 2016 Annual Meeting and the 2015 Annual Report, at www.proxyvote.com, or by sending an email to our Investor Relations department at investor@staples.com or by calling (800) 468-7751.

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❯	VOTING ROADMAP

YOUR VOTE IS VERY IMPORTANT

All shareholders are cordially invited to attend the 2016 Annual Meeting in person.

A government-issued photo identification such as a driver’s license, state-issued ID card or passport, will be required to attend in person. Please note that if you are a beneficial owner, you will also need to bring a copy of a brokerage statement reflecting your stock ownership in Staples as of the record date to be allowed into the meeting.

Voting Matters

Item		Board Recommendation	Further Information (page)
(1)	To elect eleven members of the Board of Directors to hold office until the 2017 Annual Meeting of Shareholders or until their respective successors have been elected or appointed.	FOR each director nominee	19
(2)	To approve, on an advisory basis, named executive officer compensation.	FOR	59
(3)	To ratify the selection by the Audit Committee of Ernst & Young LLP as Staples’ independent registered public accounting firm for the current fiscal year.	FOR	60
(4)	Shareholder proposal to limit acceleration of vesting of senior executive equity awards in the event of a change in control.	AGAINST	62
(5)	Shareholder proposal to amend Staples’ bylaws to reduce the percentage of outstanding stock required for shareholders to call a special meeting from 25% to 15%.	AGAINST	65

Meeting Information

Date	Time
June 14, 2016	8:00 a.m., local time

Location	Admission
Crowne Plaza Boston-Natick 1360 Worcester Street, Natick, Massachusetts	See page 2 for details

How To Vote

Advance Voting Methods

Internet

www.proxyvote.com

Toll-free Telephone	Mail

1-800-690-6903	Follow instructions on your voting form

Our Annual Meeting Website

Staples 2016 Annual Meeting materials are available in one place at www.staplesannualmeeting.com. There, you can download electronic copies of our 2015 Annual Report and Proxy Statement, and use the link to vote.

Scan this QR code with your mobile device to access our 2016 Annual Meeting website.

2    STAPLES    Notice of Annual Meeting of Stockholders

❯	PROXY STATEMENT SUMMARY

This summary highlights certain information that is covered elsewhere in the Proxy Statement. You are encouraged to read our complete Proxy Statement before voting.

DIRECTOR NOMINEE HIGHLIGHTS

Name, Primary Occupation	Age	Independent	Director since	Other Public Company Boards
Drew Faust President, Harvard University	68	YES	2012	—
Curtis Feeny Managing Director, Voyager Capital	58	YES	2016 nominee	1
Paul-Henri Ferrand Vice President, Google, Inc.	52	YES	2015	—
Deborah A. Henretta Senior Advisor, SSA & Company	54	YES	2016 nominee	3
Kunal S. Kamlani President, ESL Investments, Inc.	43	YES	2015	1
John F. Lundgren Chairman and CEO, Stanley Black & Decker, Inc.	64	YES	2016 nominee	2
Carol Meyrowitz Executive Chairman, The TJX Companies, Inc.	62	YES	2007	2
Ronald L. Sargent Chairman and CEO, Staples, Inc.	60	NO	1999	2
Robert Sulentic President and CEO, CBRE, Inc.	59	YES	2007	—
Vijay Vishwanath Partner, Bain & Company	56	YES	2007	—
Paul F. Walsh Senior Managing Director, Calera Capital	66	YES	1990	—

Developing an Effective Board

The Staples Board of Directors (the “Board”) has strong governance practices and is dedicated to continuous improvement. We seek to achieve an effective balance of relevant skills, experience, qualifications and personal qualities in Board composition. Our priority is to bring areas of expertise together in the Staples boardroom for the benefit of Staples and the creation of sustainable long-term shareholder value. We seek to ensure that the Board and its committees are high-functioning, including through annual rigorous Board and committee evaluations.

Relevant Skills	Director Tenure Balance

Our Board nominees bring together extensive experience in e-commerce/marketing, international operations, M&A / integrations, retail, strategy and other areas. See page 19 for an overview of the Board’s experience as a whole, and individual director biographies beginning on page 20, to learn more about our nominees’ respective skills and qualifications.

Experience
Our Board nominees have broad leadership experience serving in senior roles in corporations, academia and on public and private boards.
Personal Qualities	Board Independence
Our Board nominees exhibit high integrity, self-awareness, respect, independence of mind, and have the capacity to function effectively in challenging situations.
Diversity

Our Board nominees bring diversity in its broadest sense – not merely diversity of background and culture, but also diversity of age, gender, ethnicity and outlook to offer and understand multiple perspectives.

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PROXY STATEMENT SUMMARY

BOARD AND CORPORATE GOVERNANCE DEVELOPMENTS

The Staples Board is committed to highly effective corporate governance that is responsive to shareholders, and on seeing to it that the Company delivers on its strategy.

Shareholder Outreach

For many years, Staples has operated a formal shareholder outreach program to listen to investor perspectives on corporate governance, our executive compensation program, sustainability and other matters. Twice yearly, we solicit feedback from institutional investors including asset managers, public and labor union pension funds, and social responsibility investors. In 2015, we engaged in constructive dialogues over the course of the year with shareholders representing nearly half of our shares outstanding, with direct involvement from two of our directors in several of these meetings.

Timeline of Selected Corporate Governance Events

2016
March >

Executive Compensation – In response to shareholder feedback, changed the award structure for our performance share awards to three-year cumulative goals instead of annual performance goals over a three-year period. In connection with this change, adjusted the long-term incentive pay mix to be 2/3 performance share awards, and 1/3 restricted stock unit awards that vest over three years, to bring us in line with market practice and facilitate recruitment and retention.

2015 >

Implemented proxy access at 3%/3 years, through a by-law amendment to allow shareholder director nominations that is effective for the 2016 Annual Meeting of Shareholders

Adopted a formal severance policy to limit executive severance to 2.99 times base salary plus target annual cash incentive award, and amended the existing employment agreement of Ronald L. Sargent, our current Chairman and CEO, to comply with the policy (which does not include equity awards)

Adopted Independent Chair Policy to require that we have an independent Chair of the Board, whenever possible. The policy is prospective, and applies when Mr. Sargent retires or no longer serves as Chairman of the Board

2013 >	Restructured our executive compensation program to increase performance-based elements in response to shareholder feedback on compensation and to strengthen alignment with reinvention strategy
2012 >	Shareholder right to act by written consent implemented Enhanced transparency on political contributions and government activities
2009 >	Shareholder right to call special meetings implemented
2008 >

Adopted a majority vote standard for the election of directors with a plurality carve-out for contested elections
Eliminated supermajority vote requirement for mergers and other matters from company charter

2007 >	Declassified board to establish annual elections going forward

Additional corporate governance features are highlighted beginning on page 8 of this proxy statement.

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PROXY STATEMENT SUMMARY

CORPORATE RESPONSIBILITY HIGHLIGHTS

Staples recognizes the close connection between our success and our ability to make a positive impact on our customers, our associates and the planet. Giving back to communities, embracing a culture of diversity and inclusion, sustaining the environment, and practicing sound ethics aren’t just the right thing to do. These efforts help make us an employer and neighbor of choice, differentiate our brand, and support profitable and responsible growth. For more information, visit www.staples.com/responsibility.

Community & Giving	Diversity & Inclusion

● Enabling associates globally to direct funds to organizations they care about through the 2 Million & Change grant program
● Providing educational support in times of disaster through Staples Emergency Education Fund with Save the Children
● Supporting associate participation in community volunteer activities
● Inspiring customers to donate through cause marketing and disaster relief campaigns

● Focusing on building an inclusive and diverse, high-performing workforce that reflects all segments of our society
● Emphasizing a culture that empowers associates and encourages collaboration, flexibility and fairness
● Leveraging Associate Resource Groups to promote our Employer of Choice strategy, create awareness and increase business value
● Collaborating with organizations supporting diverse business development and expanding our product portfolio from diverse businesses

Environment	Ethics

● Aligning our efforts with global sustainability strategy and 2020 performance goals to benefit the environment, our customers and our business
● Offering customers more than 13,000 eco-responsible products and providing free recycling and other environmental services
● Improving operational environmental footprint by increasing energy efficiency and renewable energy use, and eliminating waste

● Supporting our culture of high integrity by continually promoting our Code of Ethics and Ethics Program
● Encouraging associates to speak up and raise questions and concerns through our global ethics helpline and other available options
● Auditing suppliers of own brand products for adherence to our Supplier Code of Conduct to support ethical sourcing practices

EXECUTIVE COMPENSATION

Staples is engaged in a strategic reinvention designed to position the company to generate long-term sales and earnings growth. The Compensation Committee of the Board sets rigorous financial metrics tied directly to the success of our strategy and the creation of long-term shareholder value.

For more information about our strategy and 2015 highlights, see “Business Overview” in the “CD&A” section of this proxy statement.

We are committed to an executive compensation program that is consistent with current best practices:

Things We Do	Things We Don’t Do

● Strong alignment of pay and performance
● 89% of CEO compensation in 2015 was “at risk”
● Both short- and long-term programs include performance goals
● Rigorous, objective financial metrics on annual and performance-based long-term awards that are closely tied to business strategy
● 3-year relative TSR modifier in performance-based long–term awards
● Strong stock ownership guidelines (5x salary for CEO, 3-4x for other NEOs)
● Double trigger change in control provisions in severance agreements
● Clawback policy
● Anti-hedging policy
● Policy requiring shareholder approval for executive severance in excess of certain limits
● Cumulative three-year goals in the long-term incentive program
● No employment agreements ● No excise tax gross-ups in executive severance agreements ● No pension plan

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❯	TABLE OF CONTENTS

6    STAPLES    Notice of Annual Meeting of Stockholders

STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

PROXY STATEMENT
For the Annual Meeting of Shareholders on June 14, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Staples, Inc. (“we,” “us,” “Staples” or the “Company”) for use at the Annual Meeting of Shareholders (“2016 Annual Meeting” or the “Annual Meeting”) to be held on June 14, 2016 beginning at 8:00 a.m., local time, at the Crowne Plaza Boston-Natick, 1360 Worcester Street, Natick, Massachusetts and at any adjournment or postponement of that meeting. On or about May 2, 2016, we are mailing these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended January 30, 2016 (the “2015 fiscal year”) and other information required by the rules of the Securities and Exchange Commission (the “2015 Annual Report”).

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❯	CORPORATE GOVERNANCE

HIGHLIGHTS

We are committed to leading corporate governance practices that are in the best interests of our business and all of our shareholders. For example, we have:

●	Developed a successful shareholder outreach program.
●	Demonstrated a consistent track record of listening and responding thoughtfully to feedback.
●

Pro-actively adopted many important governance initiatives, such as majority voting, an enhanced political contributions policy, a compensation recoupment policy and our commitments to ethics, community and giving, the environment and diversity and inclusion.

Shareholder Outreach Program

We have conducted a formal corporate governance outreach program for many years. We solicit feedback from our institutional investors regularly, including from asset managers, public and labor union pension funds and allied organizations and social responsibility investors. We seek to hear perspectives on various governance matters, our executive compensation program, sustainability and other matters. Consistent with prior practice, during the last year, we engaged in constructive dialogues with shareholders representing nearly half of our outstanding shares. This year, two of our directors participated in the outreach program and heard directly from some of our shareholders. We share the feedback we receive with our Nominating and Corporate Governance Committee and Compensation Committee, as well as with the entire Board.

Recent Corporate Governance Enhancements

In response to feedback from our shareholders, our Board made the following corporate governance enhancements over the last year:

Limit Executive Severance – We adopted a policy that limits severance benefits for senior executives. Based on the terms of the new severance policy, Staples will not pay any severance benefits under any existing or future employment agreement or severance agreement with an executive officer that exceeds 2.99 times the sum of the executive’s base salary plus target annual cash incentive award, without seeking shareholder approval. The new policy excludes equity awards. In addition, our CEO elected to amend his existing employment agreement to comply with the policy.

Implemented Proxy Access at 3%/3 years – We worked closely with our shareholders in developing a proxy access framework that would be responsive but also protect the interests of all shareholders. We have amended our by-laws to include proxy access provisions that are effective for the 2016 Annual Meeting of Shareholders. Our proxy access by-laws:

●

Permit shareholders (not to exceed a group of 25) holding at least three percent of our outstanding shares continuously for three years to nominate up to two individuals or 20 percent of the directors serving, whichever is greater;

●

Include various other provisions consistent with, or mirroring, the SEC-adopted proxy access rule, including with regard to disclosure of conflicts of interest or control intent and the eligibility of loaned shares for purposes of satisfying the continuous ownership requirement; and

●	Disqualify candidates who failed to garner a minimum of 15% of the votes within the previous two years.

Executive Compensation – In light of the level of support we received for the 2015 say-on-pay vote, none of our NEOs received an annual increase in base salary for 2016, and prior to determination of the payout by the Board, our CEO elected to forego his annual cash incentive award for 2015. In addition, in direct response to shareholder feedback:

●

We replaced the annual goals for our three-year performance share awards with cumulative three-year goals for 2016, while maintaining the three-year TSR modifier linking pay outcomes more closely to share price performance;

●	We adjusted the metrics and increased the rigor of the threshold goals for our 2016 annual cash incentive awards, to drive greater alignment with shareholder value; and
●	We modified our peer group to include companies that more closely match Staples’ revenue and market capitalization.

In connection with the change to cumulative goals, we maintained performance shares as 2/3 of our 2016 long-term incentive awards, and introduced time-based restricted stock units for the remaining 1/3 to bring us in line with market practice and facilitate recruitment and retention. For more information about shareholder outreach with respect to compensation matters, see the “CD&A” section of this proxy statement.

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CORPORATE GOVERNANCE

You can learn more about our current corporate governance program and review our Corporate Governance Guidelines (“Guidelines”), committee charters, Corporate Political Contributions and Government Activity Policy Statement, Code of Ethics and other significant policies at http://investor. staples.com/phoenix.zhtml?c=96244&p=irol-govhighlights. The information at such website and the other websites mentioned in this proxy statement is not incorporated by reference herein. We also recognize that corporate governance is not static, and we continue to evaluate our policies and practices to meet ongoing developments in this area. Some highlights of our corporate governance policies and practices are set forth below.

Shareholder Rights	●	Proxy Access (3%/3 years)
	●	Annual election of directors
	●	Majority voting in uncontested director elections
	●	No rights plan without shareholder approval
	●	No supermajority voting requirements for mergers and other matters
	●	Shareholders can call special meetings (25% ownership threshold)
	●	Shareholders can act by majority written consent
Board Features	●	All independent directors (other than CEO)
	●	Diverse board
	●	Strong Independent Lead Director role
	●	Annual CEO evaluation by independent directors
	●	Robust annual board self-evaluation and succession planning process
	●	Independent Chair policy
Other Features	●	Transparent reporting of political contributions and lobbying and trade association activities
	●	Recognized leader in sustainability matters
	●	Responsible ethical sourcing program with third party audits
	●	Chief Culture Officer

DIRECTOR INDEPENDENCE

Our Board of Directors, in consultation with our Nominating and Corporate Governance Committee, determines which of our directors are independent. Our Guidelines provide that directors are “independent” if they (1) meet the definition of “independent director” under the NASDAQ listing standards and (2) in our Board’s judgment, do not have a relationship with Staples that would interfere with the exercise of independent judgment in carrying out their responsibilities. Our Nominating and Corporate Governance Committee periodically reviews the independence standards in our Guidelines and recommends changes as appropriate.

In accordance with our Guidelines, our Board has determined that all of our directors and nominees are independent except Mr. Sargent, who is our CEO. In determining independence, our Board considered all the available relevant facts and circumstances, including the following:

●	Neither we nor any subsidiary has employed or otherwise compensated the independent directors other than for service on our Board and its committees during the past three years.
●	We have not employed or otherwise compensated any family members (within the meaning of the NASDAQ listing standards) of the independent directors during the past three years.
●

None of the independent directors or their family members is a partner of our independent registered public accounting firm or was a partner or employee of such firm who worked on our audit during the past three years.

●

None of our executive officers is on the compensation committee of the board of directors of a company that has employed any of the independent directors or their family members during the past three years.

●	No family relationships exist between any of our directors or executive officers.
●

During the past three years, none of our directors or executive officers has had a material direct or indirect business relationship with us or engaged in a “related party transaction” as described below.

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CORPORATE GOVERNANCE

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our written Code of Ethics sets forth the general principle that our directors, executive officers and other associates should avoid any situation that could be perceived as a conflict of interest, regardless of the dollar amount involved. This principle is also reflected in our written Guidelines and the written materials that we use to educate associates about conflicts of interest. For example, under the Guidelines, if an actual or potential conflict of interest develops for any reason, including, without limitation, because of a change in business operations of the Company or because of a director’s circumstances, the director should immediately report the matter to our General Counsel, who should then report the matter to the Nominating and Corporate Governance Committee for review and determination. In the event there is a significant conflict, the director should resign or the conflict must be resolved. Additionally, under the Guidelines, any director who wishes to join the board of directors of another company must provide written notice to the chairperson of the Nominating and Corporate Governance Committee. The chair of the Nominating and Corporate Governance Committee, after consultation with our General Counsel, will then respond to the director with a resolution. We also ask each of our executive officers and directors to fill out questionnaires every year to help enable us to identify if a potential conflict of interest exists. Our Code of Ethics, Guidelines and the charters for all the committees of our Board are available at www.staples.com in the Corporate Governance section of the Investor Information webpage.

The Nominating and Corporate Governance Committee is responsible for reviewing, approving or ratifying any related party transactions. We define “related party transactions” as transactions with a value of more than $120,000 and in which (i) Staples and any of our directors, director nominees, executive officers, 5% shareholders and their immediate family members are participants, and (ii) such participants have a direct or indirect material interest. In the course of reviewing whether or not the participants should be deemed to have a direct or indirect material interest, the Nominating and Corporate Governance Committee reviews the presence of standard prices, rates, or terms consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for entering into the transaction; the potential effect of the transaction on the status of an independent director; and any other factors the Nominating and Corporate Governance Committee deems relevant. If a transaction is deemed to be a related party transaction, the procedures for approval or ratification of such a transaction are the same as for actual or potential conflicts of interests involving directors and are set forth in the Guidelines.

For fiscal year 2015:

●	We had no related-party transactions.
●	There were no transactions that affected our directors’ independence.
●	There were no violations or waivers of our Code of Ethics with respect to our directors or executive officers.

In an effort to provide greater transparency to our shareholders, we provide the following additional information about sales of office supply products or related services, such as copying, branding of promotional products or technology services, to companies or organizations affiliated with our current independent directors. All transactions reported with director-affiliated companies were in the ordinary course of business, without involvement of the director and on arm’s length business terms. Below is a list of companies and institutions with which our current independent directors were affiliated in fiscal year 2015 and from which we received greater than $120,000 for providing our supplies or services.

●	Bain & Company	●	CBRE Group, Inc.	●	Sears Holdings Corporation
●	Becton Dickinson & Company	●	Harvard University	●	TJX Companies, Inc.
●	BritishAmerican Business

The amounts received by us in fiscal year 2015 for the sale of office supplies and related services to these companies range from approximately $247,000 to approximately $20.4 million and the median amount received from such sales was approximately $566,000. In each case, the amount was immaterial to both Staples and the company purchasing the goods and services. The largest amount of approximately $20.4 million represents approximately 0.097% of our revenues based on sales for fiscal year ended January 30, 2016 of approximately $21.1 billion. The largest amount includes $18 million of purchases under a global corporate service agreement that benefited and provided for purchases by third parties.

In addition, in 2015 we paid approximately $1.05 million for employee background check services from a privately held company for which one of our directors served as chairman of the board of directors in 2015, approximately $382,000 for fleet services to WEX Inc., a company for which one of our directors serves as a director, approximately $13.3 million for customized delivery boxes to a privately held company for which one of our directors also serves as a director, and approximately $54.1 million to Google, Inc. for marketing, IT services and products that we purchase for re-sale. We also purchased products and services from Becton Dickinson & Company, Hasbro, Inc. and CBRE Group, Inc. for approximately $173,000, $1.4 million and $3.7 million, respectively.

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CORPORATE GOVERNANCE

In all instances, whether we provided or received the products or services, no director or executive officer had a direct or indirect material interest in the transaction. The Nominating and Corporate Governance Committee determined that none of these transactions were “related party transactions” and that such transactions would not interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors determines its leadership structure annually based on a recommendation of the Nominating and Corporate Governance Committee. In January 2015, we adopted a policy to require that we have an independent Chair of the Board, whenever possible. The policy is prospective, and begins to apply when Ronald L. Sargent, our current Chairman and CEO, retires or no longer serves as Chairman of the Board. For this year, the Board determined that it was appropriate that Mr. Sargent, our CEO, should remain as Chairman of the Board. Our current Independent Lead Director is Robert E. Sulentic. The Board believes that its current leadership structure assures the appropriate level of management oversight and independence, and that Mr. Sulentic’s appointment as Independent Lead Director will counterbalance any potential concern arising from having our CEO serve as the Board’s Chairman.

Our Independent Lead Director has the following responsibilities:

●	Authority to call meetings of Independent Directors.
●	Presides at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors.
●	Assures that meetings with the independent directors are held in executive sessions, typically after every Board meeting, but in all circumstances at least twice a year.
●

Provides leadership to the Board if circumstances arise in which the role of the Chair may be, or may be perceived to be, in conflict with the interests of Staples and its shareholders with regard to a particular matter.

●	Facilitates communications and serves as a liaison between independent directors and the Chair.
●	Works with the Chair in the preparation of the agenda for each board meeting and pre-approves the schedules, agendas and information provided to the Board for each meeting.
●	Coordinates the annual performance review of the CEO.
●	Ensures availability for consultation and direct communication, if requested by a major shareholder.
●	Authority to retain independent advisors on behalf of the Board.
●	Assists the Nominating and Corporate Governance Committee in identifying any individual performance or contribution issues.
●	Otherwise consults with the Chair of the Board on matters relating to corporate governance and Board performance.

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CORPORATE GOVERNANCE

MEETINGS AND COMMITTEES OF OUR BOARD

Our Board of Directors held a total of fourteen meetings during our 2015 fiscal year. The number of meetings held by each of the committees of our Board during our 2015 fiscal year is set forth below under the description of each committee. During our 2015 fiscal year, all of the directors attended at least 75% of the aggregate number of Board meetings and meetings of committees on which they served. Our Guidelines provide that directors are encouraged to attend the Annual Meeting, and all of our eleven directors attended last year’s annual meeting.

Our Board has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Finance Committee and the Executive Committee. The Chair of each committee, as a matter of regular practice and to the extent possible, reviews committee meeting materials with management in advance of each Board committee meeting. Each of our standing Board committees operates under a written charter adopted by our Board, a copy of which is available at www.staples.com in the Corporate Governance section of the Investor Information webpage.

Audit Committee

Basil L. Anderson* Chairperson	“Our Audit Committee plays a key role in guiding the Company’s response to evolving risks, while maintaining a strong focus on internal controls.”
Other Committee Members Paul-Henri Ferrand Robert E. Sulentic Raul Vazquez Meetings in 2015 4 in person, 4 telephonic

Introduction

The Audit Committee meets separately with our independent registered public accounting firm, management and our internal auditors. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the SEC and NASDAQ Stock Market.

Key Objective

The Audit Committee assists our Board in overseeing our accounting and financial reporting processes, the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of audits by our internal audit team and our independent registered public accounting firm.

Further Areas of Responsibility

✓ Oversees our internal controls, including our disclosure controls and procedures and internal control over financial reporting, on behalf of the Board.

✓ Assists the Board in its oversight of our policies and practices with respect to risk assessment and risk oversight, including discussing and approving the risk management framework used in the Company’s enterprise risk management (“ERM”) program.

✓ Reviews and discusses risk related to technology and cybersecurity and reviews and oversees our response to significant data security incidents.

✓ Establishes escalation and oversight procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our associates of concerns regarding questionable accounting, internal accounting controls or auditing matters.

✓ Monitors the function of our ethics program, including compliance with our Code of Ethics.

✓ Prepares the Audit Committee Report required under the rules of the SEC.

2015 Highlights

The 2015 Report of the Audit Committee of the Board of Directors is included in the Ratification of Selection of Independent Registered Public Accounting Firm section of this proxy statement. In 2015, in connection with its quarterly earnings and internal controls review, the Audit Committee maintained its focus on strategic reinvention priorities and the related estimates, charges and guidance. As part of the ERM process, the Committee continued its oversight of the Company’s information security enhancements being implemented by the Global Technology team, with the assistance of third party experts. The Audit Committee was an integral part of the response to the data security incident announced in 2015, involving a subsidiary we acquired in 2014, and ensured that the Company’s data breach experience was incorporated into the ongoing information security enhancements.

* Audit committee financial expert under the rules of the SEC

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CORPORATE GOVERNANCE

Compensation Committee

Paul F. Walsh Chairperson

“Our executive compensation policies are designed to be tightly linked to performance and the creation of long-term value for our shareholders. We have a track record of soliciting and responding to investor feedback as evidenced by changes to our compensation program in recent years.”

Other Committee Members Kunal S. Kamlani Carol Meyrowitz Meetings in 2015 4 in person

Introduction

The members of the Compensation Committee are independent directors, as defined by its charter and the rules of the SEC and NASDAQ Stock Market. For more information about the responsibilities of our Compensation Committee, see the “CD&A” section of this proxy statement.

Key Objective

The Compensation Committee’s responsibilities include recommending to the Board our compensation philosophy and policies for senior management and aligning our compensation with business objectives, individual performance and the interests of our shareholders. The Compensation Committee sets the compensation levels of executive officers, including our CEO, establishes and administers our equity and cash incentive plans and authorizes awards under such incentive plans.

Further Areas of Responsibility

✓ Establishes and oversees the administration of our employee stock purchase plans, retirement plans and other employee benefit plans (other than ERISA-governed broad-based benefit plans where administration is otherwise provided in the governing plan document).

✓ Oversees risks associated with the company’s compensation policies and practices and evaluates the compensation program to help ensure that it does not encourage excessive risk-taking.

✓ Reviews and makes recommendations with respect to non-management Board compensation.

✓ Administers our clawback policy.

✓ Prepares the Compensation Committee Report required under the rules of the SEC.

2015 Highlights

The 2015 Compensation Committee Report is included in the Compensation Committee Report section of this proxy statement. In addition, in 2015, the Compensation Committee conducted its annual pay for performance alignment analysis, peer benchmarking and risk assessment. The Compensation Committee dedicated a significant amount of time to understanding the results of the 2015 say-on-pay shareholder vote and considering feedback received as part of the shareholder outreach program, which the Chair of our Compensation Committee was directly involved in. The compensation program was designed so that there are rigorous financial metrics tying the compensation program directly to the success of our reinvention program and the creation of long-term shareholder value. In 2015, the Compensation Committee also engaged in a detailed review and revision of our peer group in light of shareholder feedback and our changing business environment.

www.staplesannualmeeting.com STAPLES 13

CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee

Vijay Vishwanath Chairperson

“Our top priority is to align the skills and experience of our directors and our Board leadership structure to support our strategic reinvention and the best interests of shareholders over the long-term.”

Other Committee Members Drew G. Faust Rowland T. Moriarty Robert E. Sulentic Meetings in 2015 4 in person, 5 telephonic

Introduction

The members of the Nominating and Corporate Governance Committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market.

Key Objective

The Nominating and Corporate Governance Committee’s responsibilities include providing recommendations to our Board regarding leadership structure, nominees for director, membership on our Board committees, and succession matters for our CEO. An additional function of the Nominating and Corporate Governance Committee is to develop and recommend to our Board our Corporate Governance Guidelines and to assist our Board in complying with them.

Further Areas of Responsibility

✓ Oversees the self-evaluation of our Board and committees to assess whether they are functioning effectively.

✓ Coordinates the formal evaluation of our Chairman, the CEO and other officers deemed appropriate by the Corporate Governance Guidelines.

✓ Reviews and resolves conflict of interest situations and related party transactions.

✓ Oversees our political contributions and recommends to our Board any proposed revisions to our Corporate Political Contributions Policy Statement.

2015 Highlights

The Nominating and Corporate Governance Committee spent significant time in 2015 managing board succession planning and evaluating our two new directors elected in 2015. The Nominating and Corporate Governance Committee considered the overall diversity of our Board and met on several occasions to discuss the qualifications, feedback, references and other items regarding these directors, and other potential director candidates, including the potential candidates to join our Board in connection with our acquisition of Office Depot. The Nominating and Corporate Governance Committee also focused heavily on investor feedback and developing responsive strategies to benefit all of the shareholders, including with respect to proxy access.

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CORPORATE GOVERNANCE

Finance Committee

Rowland T. Moriarty Chairperson	“Our prudent approach to managing our capital structure has enabled us to execute our reinvention strategy and put us in a stronger position to create long-term value for our shareholders.”
Other Committee Members Kunal S. Kamlani Paul F. Walsh Meetings in 2015 2 in person, 1 telephonic

Introduction

The members of the Finance Committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market.

Key Objective

The Finance Committee’s responsibilities include being available, as needed, to evaluate and consult with and advise our management and our Board with respect to capital structure and capital policies, events and actions that could impact capital structure, payment of dividends, share repurchases, borrowing practices, debt or equity financings, credit arrangements, investments, mergers, acquisitions, joint ventures, divestitures and other similar transactions.

Further Areas of Responsibility

✓ Assists in the engagement of investment and financial advisors and consultants in proposed financial transactions.

✓ Reviews and approves entry into swaps, including adopting and reviewing the policy relating to the use of the non-financial end-user exception for the clearance of swap transactions.

2015 Highlights

The Finance Committee was focused in 2015 on the Office Depot acquisition financing, as well as our capital structure, dividend policy, hedging policy, share repurchase program and related topics.

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CORPORATE GOVERNANCE

Executive Committee

Ronald L. Sargent Chairperson	“The Executive Committee provides an opportunity to leverage the strength and diversity of our Board for guidance when urgency is needed to act in the best interests of shareholders.”
Other Committee Members Basil L. Anderson Rowland T. Moriarty Robert E. Sulentic Vijay Vishwanath Meetings in 2015 1 in person, 1 telephonic

Introduction

The Executive Committee is authorized to exercise all of the powers of our Board in the management and affairs of Staples, with certain exceptions. A quorum can only be established by the presence of both a majority of the members of the Executive Committee and two non-management members of the Executive Committee.

Key Objective

It is intended that the Executive Committee will take action only when reasonably necessary to expedite our interests between regularly scheduled Board meetings.

2015 Highlights

The Executive Committee met twice during the year, with additional directors in attendance to provide guidance on the discussions with the shareholder that proposed director candidates for our 2015 Annual Meeting.

RISK OVERSIGHT BY THE BOARD OF DIRECTORS

Our Board of Directors is ultimately responsible for reviewing and approving our risk management strategy and framework and key risk parameters. In terms of overseeing the broader ERM program, the Audit Committee, under powers delegated by the Board, is responsible for the review and approval of our risk management framework and ensuring that appropriate policies and practices are in place for risk assessment and management, including that all risk areas are being monitored by senior management, reported to the Board or appropriate Board committee by senior management and addressed as needed. The Audit Committee also provides oversight with respect to risks relating to the Company’s accounting and financial reporting processes, the integrity of the Company’s financial statements, and technology and cybersecurity, including our response to significant data security incidents. At each quarterly Board meeting, the Audit Committee reports to the Board on all of its specific activities.

Our most senior executives are responsible for collaborating with the Audit Committee to provide oversight to the risk management process and prioritize and validate key risks. Management is then responsible for implementing the Board and Board committee approved risk management strategy and for developing policies, controls, processes and procedures to identify and manage risks.

Senior members of management make up our Enterprise Risk Committee, which meets at least quarterly to coordinate information sharing and mitigation efforts for all types of risks, sometimes working with outside advisors. The Audit Committee stays apprised of significant actual and potential risks faced by Staples and the effectiveness of its risk assessment and management process in part through detailed presentations at least twice a year from the Vice President of Internal Audit as the representative of the Enterprise Risk Committee, and detailed presentations from senior executives responsible to address specific risks and implement mitigation strategies. In 2015, management presented to the Audit Committee the results of its enterprise wide review of the major financial, operational and legal risks facing the company. For the most important risks, senior executives presented their mitigation strategies, which had been reviewed by the Enterprise Risk Committee. Management also reviewed with the Audit Committee its ERM methodologies for identifying and prioritizing financial, operational and legal risks and discussed the top level risks and related risk management.

In 2015, as part of the ERM process, significant attention was given to implementation of the Company’s information security strategy. In addition, the Audit Committee was integrally involved in overseeing the response to the data security incident announced in 2015. The Audit Committee provides oversight to management with respect to network security enhancements and other projects underway by the Global Technology team.

Independent of the enterprise risk management process, the Audit Committee is made aware of risks as a result of being briefed in person regularly by our Vice President of Internal Audit, as well as an annual briefing and quarterly reports by our Director of Global Ethics & Compliance on compliance and ethics matters. These reports also are provided to the Board. The Audit Committee also meets regularly with the General Counsel and at least quarterly, in executive session,

16 STAPLES Notice of Annual Meeting of Stockholders

CORPORATE GOVERNANCE

alone with the Vice President of Internal Audit. The Audit Committee uses the results of its discussions with our Vice President of Internal Audit to inform its overall view of risk and approve the proposed audit schedule for the internal audit group. Our internal audit group identifies, assesses and assists management in addressing and managing risks by using the Integrated Framework by the Committee of Sponsoring Organizations of the Treadway Commission (2013), also known as the COSO framework.

The Audit Committee administers its risk oversight role through the Board committee structure as well. Each Board committee is responsible for monitoring and reporting on the material risks associated with its respective subject matter areas of responsibility. The Audit Committee oversees risks related to our accounting and financial reporting processes and the integrity of our financial statements, the Finance Committee oversees risks related to capital policies and practices and financial transactions, the Nominating and Corporate Governance Committee oversees risks related to corporate governance, including director independence and related party transactions, and as discussed in the “CD&A” section of this proxy statement, the Compensation Committee oversees risks related to our compensation programs, including an annual review and risk assessment of the Company’s compensation policies and practices for all associates and a risk assessment in connection with any changes to our compensation program.

In addition, the Board and the Audit Committee receive presentations throughout the year from management regarding specific potential risks and trends as necessary. At each Board meeting, the Chairman and CEO addresses in a directors only session matters of particular importance or concern, including any significant areas of risk requiring Board attention. We believe that the practices described above facilitate effective Board oversight of our significant risks.

STRATEGY

At its regularly-scheduled meeting in June of each year, our full Board reviews the Company’s near- and long-term strategies in detail. The meeting is typically held off-site and includes presentations by and discussions with senior management regarding strategic initiatives. The Board remains involved in strategic planning throughout the year, engaging with management to review progress of and challenges to the Company’s strategy, and to approve specific initiatives. In 2015, our Board and Committees devoted significant additional time throughout the year to review and discuss the Office Depot acquisition, integration planning, strategic alternatives if the acquisition is not completed, and other strategic plans. Individual Board committees also consider strategic matters that fall within their areas of focus, such as our Finance Committee’s involvement in the financing arrangements for our transaction with Office Depot, and report to the full Board at regularly scheduled quarterly meetings. Our independent directors also meet in regularly scheduled executive sessions without management present, at which strategy is discussed.

EVALUATION

We are committed to maintaining an effective Board that represents the best interests of the Company and our shareholders. We have an annual director self-evaluation process administered by our outside counsel to assess director performance, Board dynamics and the effectiveness of the Board and its committees. As part of the process, a written survey is developed with input from the Independent Lead Director and each Board Committee Chair. Each director completes the survey and provides suggestions and feedback to our outside counsel, who then summarizes the results of the assessment and provides recommendations for improvements, to our Independent Lead Director and to each Board Committee Chair. This process allows directors to anonymously provide feedback on, among other things, (1) Board information, planning, and oversight, (2) Board structure and operation, (3) the Board’s relationship with the CEO and management, (4) Committee structure and operations, and (5) director qualifications, preparedness and engagement. The Nominating and Corporate Governance Committee, as well as the full Board, discusses these results in executive session and uses them in determining the appropriate mix and skill set for Board composition and the nomination process, as well as addressing areas where the Board feels it can improve.

DIVERSITY

Diversity has always been very important to us. We strive to offer an inclusive business environment that offers diversity of people, thought and experience, as well as diverse suppliers. This also holds true for our Board of Directors. Our Board is committed to seek out highly qualified women and individuals from diverse groups to include in the candidate pool of Board nominees, as reflected in our Guidelines. Additionally, the Board annually reviews the appropriate skills and characteristics of the Board members in light of the current composition of the Board, and diversity is one of the factors used in this assessment. Not only does the Board view diversity of experience, industry, skills and tenure as important, but also of gender and ethnic backgrounds. Since 2007, we have added nine new directors to our Board (excluding current nominees). These new directors, who include three women, one Hispanic, and two Asians, have strengthened our Board’s diversity of skills and perspectives. The Board is also provided with an annual report on diversity initiatives and Staples’ approach and progress on such initiatives.

www.staplesannualmeeting.com STAPLES 17

CORPORATE GOVERNANCE

DIRECTOR CANDIDATES

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, engaging a professional recruiting firm to help identify and recruit potential candidates, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board. The Nominating and Corporate Governance Committee also considers the results of our robust Board self-evaluation process.

Shareholder-Recommended Director Candidates

Shareholders may recommend an individual to the Nominating and Corporate Governance Committee for consideration as a potential director candidate by submitting the following information: (1) the candidate’s name; (2) appropriate biographical information and background materials regarding the candidate; and (3) a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made. Such information should be submitted to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Staples, Inc., 500 Staples Drive, Framingham, Massachusetts 01702. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Shareholder-Nominated Director Candidates

In December 2015, our Board amended our by-laws to include a proxy access provision, after engaging with our shareholders to understand their views on the desirability of proxy access and the appropriate proxy access structure for Staples. The proxy access by-law allows a shareholder, or a group of up to 25 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Article I, Section 7.4 of our by-laws. Notice of any such nomination must be received by the Corporate Secretary of Staples at 500 Staples Drive, Framingham, Massachusetts 01702, not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting. For the 2017 Annual Meeting, notice of proxy access nominations must be received no earlier than February 13, 2017 and no later than March 15, 2017. However, if the date of our 2017 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be received no earlier than 120 days prior to the 2017 Annual Meeting and not later than the later of (i) the 90th day prior to the 2017 Annual Meeting and (ii) the tenth day following the day on which public announcement of the date of the 2017 Annual Meeting is made or notice for the 2017 Annual Meeting was mailed, whichever occurs first.

In addition, shareholders have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board and without such candidates being included in the Company’s proxy materials, by following the relevant procedures summarized in this proxy statement under the caption “Shareholder Proposals.”

COMMUNICATING WITH OUR BOARD

Our Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Chairperson of the Board (if an independent director), or the Independent Lead Director (if one is appointed), or otherwise the Chairperson of the Nominating and Corporate Governance Committee, with the advice and assistance of our General Counsel, is primarily responsible for monitoring communications from shareholders and other interested parties and for providing copies or summaries of such communications to the other directors as he or she considers appropriate.

Under procedures approved by our independent directors and subject to the advice and assistance from our General Counsel, communications are forwarded to the Chairperson of the Board (if an independent director), the Independent Lead Director (if one is appointed), or otherwise the Chairperson of the Nominating and Corporate Governance Committee, who monitors communications from shareholders and other interested parties. Copies or summaries of such communications are provided to all directors, if such person considers it important and appropriate for all directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. In addition, as provided by our Guidelines, if a meeting is held between a major shareholder (including institutional investors) and a representative of the independent directors, the Independent Lead Director will serve, subject to availability, as such representative of the independent directors.

Shareholders who wish to send communications on any topic to our Board should address such communications to The Board of Directors, c/o Corporate Secretary, Staples, Inc., 500 Staples Drive, Framingham, Massachusetts 01702.

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❯	ELECTION OF DIRECTORS (ITEM 1 ON THE PROXY CARD)

The members of our Board are elected for a term of office to expire at the next annual meeting (subject to the election and qualification of their successors or the earlier of their death, resignation or removal). Eleven directors, constituting our entire Board, are to be elected at the Annual Meeting.

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the assessment criteria set forth in our Corporate Governance Guidelines. These criteria include diversity, age and skills such as understanding of the office products market, the retail industry, e-commerce finance, accounting, marketing, technology, risk oversight, international business and other operational and business knowledge needed to oversee a global multi-channel business. The principal qualification of a director is the ability to act effectively on behalf of all of our stockholders.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any prospective nominee. We believe that the specific skills, qualifications and experience of our directors, considered as a group, should provide a mix of knowledge and abilities that will allow our Board to fulfill its responsibilities.

Director Qualifications, Skills and Experience

We believe each nominee in the slate presented below, through their own personal accomplishments and dedication to their profession and community, has demonstrated strong intellectual acumen, solid business judgment, strategic vision, integrity and diligence.

The eleven nominees include six directors who joined the Board within the last five years, three nominees who have served on our Board for five to ten years and two nominees who have served on our Board at least 10 years.

Each of the current directors consistently has demonstrated their strong work ethic and dedication to Staples, including coming prepared to meetings, asking insightful questions, challenging management’s assumptions, focusing on long term business strategy, analyzing challenges, evaluating solutions and overseeing implementation.

We believe that the composition of the Board, including the varied tenure of our directors, combines institutional knowledge and understanding of our business model, products and services and historical growth strategies with fresh perspectives and exposure to alternative approaches to business process, which promotes lively Board discussion and effective oversight and problem solving.

Director Tenure Balance

Many of the nominees are either current or former chief executive officers or chairpersons or vice chairpersons of other large international corporations. As such, they have a deep understanding of, and extensive experience in, many areas that are critical to our operation and success. We have determined that nominees who have served in these roles have extensive experience with financial statement preparation, compensation determinations, compliance, corporate governance, risk oversight, public affairs and legal matters.

The merger agreement we entered into in connection with our acquisition of Office Depot provides that upon completion of the merger, Staples’ Board will be expanded to 13 members to be comprised of the directors of Staples as of immediately prior to completion of the merger and two Office Depot directors selected by Staples no earlier than five business days prior to the completion of the merger. In the event the merger is completed prior to the 2016 Annual Meeting, we intend to supplement our proxy materials to include these additional nominees.

Below is biographical information of each of the nominees, highlighting the particular experience, qualifications, attributes or skills of each nominee that supports the conclusion of the Nominating and Corporate Governance Committee that these individuals should serve as directors of Staples.

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ELECTION OF DIRECTORS (ITEM 1 ON THE PROXY CARD)

DIRECTOR BIOGRAPHIES

Drew Faust
Age: 68
Director Since: 2012
Current Staples Board Committees
- Nominating and Corporate Governance
Skills and Experience
- Corporate Governance
- Leadership and Management
- International Operations
- IT Management and Security
- Risk Oversight
- Strategy

Selected Other Positions
- Director, Harvard Management Company
- Director, Broad Institute
- Director, Ragon Institute
Education
- M. A. and Ph.D., American Civilization,
University of Pennsylvania
- B.A., History, Bryn Mawr College, magna cum laude with honors

Career Highlights
Dr. Faust is the 28th President of Harvard University. Leading up to her appointment as President in 2007, Dr. Faust served as the Founding Dean of the Radcliffe Institute for Advanced Study charged with integrating the former Radcliffe College into Harvard University following the merger in 1999. Before Harvard, Dr. Faust served as the Annenberg Professor of History at the University of Pennsylvania, where she was a member of the faculty for 25 years. As President of Harvard, Dr. Faust is responsible for all aspects of Harvard’s academic and administrative activities, which include operations and research and teaching activities across the globe, and oversees a $4.5 billion annual operating budget. During her tenure, she restructured the system of university governance, and has expanded financial aid to improve access to Harvard College for students of all economic backgrounds and advocated for increased federal funding for scientific research. Dr. Faust has broadened Harvard’s international reach, raised the profile of the arts on campus, enhanced Harvard’s focus on climate change and sustainability, launched edX, the online learning partnership with the Massachusetts Institute of Technology (MIT), and promoted collaboration across academic disciplines and administrative units as she guided the university through a period of significant financial challenges. Dr. Faust also serves on the board of Harvard Management Company, which is responsible for investing Harvard’s endowment ($37.6 billion in 2015, the largest endowment in higher education in the United States) and related financial assets to produce long term results to support the education and research goals of the university. In her capacity as Harvard President, Dr. Faust also serves as a member of the Broad Institute of Harvard and MIT and the Ragon Institute of Harvard, MIT and Massachusetts General Hospital.

Curtis Feeny
Age: 58
Director Since: New nominee
Current Staples Board Committees
- Not applicable
Skills and Experience
- Audit, Financial Expertise
- Business Sales
- IT Management and Security
- Leadership and Management
- Real Estate
- Strategy

Public Company Boards
Current
- CBRE, Inc.
Prior
- Trammell Crow Company (2000-2006)
Selected Other Positions
- Board Director, Stanford Federal
Credit Union
Education
- M.B.A., Harvard Business School
- B.S., mechanical engineering, Texas A&M University, magna cum laude

Career Highlights
Mr. Feeny has been a Managing Director of Voyager Capital, a venture capital firm, since January 2000. Mr. Feeny has invested in enterprise software, data center systems, wireless infrastructure and Smart Grid technologies, and represents Voyager on the boards of several of its privately held portfolio companies. He also has expertise in SaaS, open source, and capital efficient software companies. In 2001, Curtis was appointed by President George W. Bush to the Board of Directors of the Presidio Trust, where he served until 2006. From 1992 through 1999, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the Stanford University endowment, during which time the endowment’s assets under management grew from $1.5 billion to $9.0 billion. He was responsible for investing and managing real estate and other asset classes including private equity and venture capital.

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ELECTION OF DIRECTORS (ITEM 1 ON THE PROXY CARD)

Paul-Henri Ferrand
Age: 52
Director Since: 2015
Current Staples Board Committees
- Audit
Skills and Experience
- Consumer and Business Sales
- Ecommerce/Marketing
- International Operations
- IT Management and Security
- Strategy
Education - École Nationale Supérieure des Télécommunications (ENST) - Lycée du Parc

Career Highlights
Mr. Ferrand has served as Vice President and Sector Lead, U.S. Services and Distribution Sector, of Google, Inc., a global provider of internet related services and products, since May 2014. In his role as the head of Google’s largest customer sector ($4 billion), Mr. Ferrand leads performance-based advertising sales and related analytics, with teams in the following sub-sectors: B2B technology, industrial, social media and information services, local and federal government and education. He also leads targeted teams working on small company performance solutions as well as operations support teams in India. Before joining Google, Mr. Ferrand was President, Dell North America, at Dell, Inc., a global technology company, from August 2012 to March 2014, where he was responsible for leading Dell’s business across all of North America, covering all segments (consumer and business). During this time, he restructured the North American unit, returning it to growth and top position in key markets. Mr. Ferrand previously held other positions at Dell, including Global Vice President & GM, Software and Peripherals from September 2011 to August 2012, President Dell Asia-Pacific-Japan from July 2010 to September 2011, Chief Marketing Officer, Dell Consumer, Small and Medium Business from January 2009 to September 2011, and President Dell APACs from March 2004 to December 2008. Before Dell, Mr. Ferrand served in various management positions at Nokia, Alcatel-Lucent and AT&T.

Deborah Henretta
Age: 54
Director Since: New nominee
Current Staples Board Committees
- Not applicable
Skills and Experience
- Audit, Financial Expertise
- Consumer and Business Sales
- E-Commerce/Marketing
- International Operations
- Leadership and Management
- Retail
- Risk Oversight
- Strategy
- Supply Chain/Logistics
Public Company Boards - Corning Incorporated - Meritage Homes Corporation - NiSource, Inc. Education - M.A., Syracuse University - B.A., St. Bonaventure University, summa cum laude

Career Highlights
Ms. Henretta currently serves as Senior Advisor to SSA & Company, an executive decision strategy consulting firm. Ms. Henretta has over 30 years of business leadership experience across both developed and developing markets, as well as expertise in brand building, marketing, philanthropic program development and government relations. She joined Procter & Gamble (“P&G”) in 1985. In 2005, she was appointed President of P&G’s business in ASEAN, Australia and India. She was appointed group president, P&G Asia in 2007, group president of P&G Global Beauty Sector in June 2013, and group president of P&G E-Business in February 2015. She retired from P&G in June 2015. Ms. Henretta was a member of Singapore’s Economic Development Board (EDB) from 2007 to 2013. She contributed to the growth strategies for Singapore, and was selected to serve on the EDB’s Economic Strategies Committee between 2009 and 2011. In 2008, she received a U.S. State Department appointment to the Asia-Pacific Economic Cooperation’s Business Advisory Council. In 2011, she was appointed chair of this 21-economy council, becoming the first woman to hold the position. In that role, she advised top government officials, including President Barack Obama and former Secretary of State Hillary Clinton.

www.staplesannualmeeting.com    STAPLES    21

ELECTION OF DIRECTORS (ITEM 1 ON THE PROXY CARD)

Kunal S. Kamlani
Age: 43
Director Since: 2015
Current Staples Board Committees
- Compensation, Finance
Skills & Experience
- Audit, Financial Expertise
- Consumer Sales
- Marketing
- M&A/Integration
- Leadership and Management
- Risk Oversight
Public Company Boards Current - Sears Holdings Corp Education - M.B.A., Columbia University - B.A., Economics and Political Science, Colgate University

Career Highlights
Mr. Kamlani is President, ESL Investments, Inc., and has served in this position since March 2016. Prior to ESL, he was Chief Executive Officer of CASP Advisors, an independent advisory firm founded in 2015, which focuses on brand extension strategies, infrastructure development and mergers & acquisitions in the global cruise industry. Mr. Kamlani previously served as President and Chief Operating Officer of Prestige Cruise Holdings, the parent company of Oceania Cruises and Regent Seven Seas Cruises, from August 2011 until December 2014. In this role, Mr. Kamlani generated record revenue and EBITDA for three consecutive years and, in 2014, completed the sale of Prestige Cruise Holdings to Norwegian Cruise Lines for approximately $3 billion. Mr. Kamlani had previously served as Chief Financial Officer from August 2009 to March 2010 and was recruited back to the company in 2011. From March 2010 to May 2011, Mr. Kamlani served as head of the Global Investment Solutions division of Bank of America/Merrill Lynch where he was responsible for the Wealth Management Platform including managed accounts, mutual funds, stocks, bonds, new issues, insurance, alternatives and structured investments. Mr. Kamlani also served as Managing Director and Chief Operating Officer of Citi Smith Barney from 2006 until 2009 and in various other capacities at Citigroup since 2001.

John F. Lundgren
Age: 64
Director Since: New nominee
Current Staples Board Committees
- Not applicable
Skills and Experience
- Audit, Financial Expertise
- Consumer and Business Sales
- International Operations
- Leadership and Management
- M&A/Integration
- Retail
- Strategy
- Supply Chain/Logistics

Public Company Boards
- Stanley Black & Decker, Inc.
- Callaway Golf Company
Selected Other Positions
- Vice Chairman, National Association of Manufacturers
Education
- M.B.A., Stanford University
- B.A., Dartmouth College

Career Highlights
Mr. Lundgren is Chairman and Chief Executive Officer of Stanley Black & Decker, Inc., the successor entity following the merger of The Stanley Works and Black and Decker in March 2010. Prior to the merger, Mr. Lundgren served as Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. During his tenure, sales have grown from approximately $2 billion to approximately $11 billion in 2015, and he successfully diversified the company’s strategy. Prior to joining The Stanley Works in 2004, Mr. Lundgren served as President — European Consumer Products, of Georgia Pacific Corporation and also held various positions in finance, manufacturing, corporate development and strategic planning with Georgia Pacific and its predecessor companies, namely James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000. Mr. Lundgren began his business career in brand management at the Gillette Corporation. Mr. Lundgren is also a member of the board of directors of the National Association of Manufacturers.

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ELECTION OF DIRECTORS (ITEM 1 ON THE PROXY CARD)

Carol Meyrowitz
Age: 62
Director Since: 2007
Current Staples Board Committees
- Compensation
Skills and Experience
- E-Commerce/Marketing
- Leadership and Management
- Real Estate
- Retail
- Strategy
- Supply Chain/Logistics

Public Company Boards
Current
- The TJX Companies, Inc.
Prior
- Amscan Holdings, Inc. (2005-2012)
- Yankee Candle Corporation (2004-2007)
Selected Other Positions
- Board of Overseers, Joslin Diabetes Center
Education
- B.A., Marketing and Management, Rider University

Career Highlights
Ms. Meyrowitz has served as Executive Chairman of The TJX Companies, Inc., a retailer of apparel and home fashions, since February 2016 and has been a director of TJX since 2006. Ms. Meyrowitz was Chairman and Chief Executive Officer of TJX from June 2015 to January 2016, Chief Executive Officer from January 2007 until June 2015, President of TJX from October 2005 to January 2011, was President of The Marmaxx Group, the largest division of TJX, from January 2001 to January 2005, and was employed in an advisory role for TJX from January 2005 to October 2005. She also consulted for Berkshire Partners L.L.C., a private equity firm, from June 2005 to October 2005. While serving as CEO of TJX, Ms. Meyrowitz grew revenue since 2007 by $11.7 billion to $30.9 billion in 2015 and oversaw the growth of the company’s market capitalization from $16.2 billion in 2010 to over $50 billion as of March 2016. While Ms. Meyrowitz served as CEO, TJX was ranked in the top five percent of Fortune 500 companies for returns on assets and shareholders’ equity.

Ronald L. Sargent
Age: 60
Director Since: 1999
Current Staples Board Committees
- Executive
Skills and Experience
- Audit, Financial Expertise
- Consumer and Business Sales
- Corporate Governance
- Ecommerce/Marketing
- International Operations
- Leadership and Management
- M&A/Integration
- Retail
- Strategy
- Supply Chain/Logistics

Other Public Company Boards
Current
- The Kroger Co.
- Five Below, Inc.
Prior
- Home Depot, Inc. (2011-2012)
- Mattel, Inc. (2004-2011)
- Yankee Candle Corporation (1999-2007)
Education
- M.B.A., Harvard Business School
- A.B., Economics, Harvard College

Career Highlights
Mr. Sargent has served as Chief Executive Officer of Staples, Inc. since 2002 and Chairman of the Board of Directors of Staples since 2005. Previously, Mr. Sargent served in various positions at Staples since joining the company in 1989, including President of Staples, Inc. from 1998 to 2006, Chief Operating Officer of Staples.com from 1998 to 2002, President of Staples Contract & Commercial from 1994 to 1997 and various other management positions. While at Staples, Mr. Sargent has also overseen strategic acquisitions and business integrations including Corporate Express, which was acquired for approximately $4.4 billion in 2008. Before Staples, Mr. Sargent spent 10 years with The Kroger Co., where he served in a variety of positions in store operations, human resources, strategy, sales and marketing. Mr. Sargent has been a director of several public company boards and served as Chair or a member of the Audit, Finance, Compensation, Governance & Social Responsibility and Infrastructure Committees of these boards.

www.staplesannualmeeting.com    STAPLES    23

ELECTION OF DIRECTORS (ITEM 1 ON THE PROXY CARD)

Robert Sulentic
Age: 59
Director Since: 2007
Current Staples Board Committees
- Audit, Executive, Nominating and
Corporate Governance
Skills and Experience
- Audit, Financial Expertise
- International Operations
- Leadership and Management
- M&A/Integration
- Real Estate
- Risk Oversight
- Strategy

Public Company Boards
Current
- CBRE, Inc.
Prior
- Trammell Crow Company (2002-2006)
Selected Other Positions
- British American Business Council
- Director, Baylor Healthcare System Foundation
Education
- M.B.A., Harvard Business School
- B.S., Computer Science, Iowa State University

Career Highlights
Mr. Sulentic has served as Chief Executive Officer of CBRE, Inc., a global commercial real estate services company, since 2012 and President since 2010. Mr. Sulentic also has been a member of the CBRE Board since 2012. He previously served as President of the Development Services business from 2006 to 2011 and as Chief Financial Officer and Group President, each from 2009 until 2010. In addition, Mr. Sulentic was a member of CBRE’s Board and Group President of Development Services, Asia Pacific and Europe, Middle East and Africa from 2006 through 2009. During the period in which Mr. Sulentic has served as CEO and CFO of CBRE, the company completed a significant balance sheet restructuring and cost cutting/operational restructuring, as well as engaged in M&A activity resulting in approximately 30 completed acquisitions. Mr. Sulentic also has overseen a significant upgrade to CBRE’s IT and other support systems. Over the first seven years he served as CFO and CEO, CBRE’s stock price increased approximately 10x and the market capitalization of the company grew from $1 billion to nearly $10 billion. CBRE has been voted the industry’s top brand for 14 consecutive years. Before CBRE, Mr. Sulentic served as President and Chief Executive Officer of Trammell Crow Company from 2000 through 2006, and was also Chairman of the Board from 2002 through 2006. He previously served as its Executive Vice President and Chief Financial Officer from September 1998 to October 2000. During his six years at Trammell Crow, the stock price increased 240%.

Vijay Vishwanath
Age: 56
Director Since: 2007
Current Staples Board Committees
- Executive, Nominating and Corporate Governance
Skills and Experience
- Consumer and Business Sales
- Corporate Governance
- E-commerce/Marketing
- International Operations
- M&A/Integration
- Strategy
Public Company Boards Prior - Yankee Candle Corporation (2005-2007) Education - M.B.A., Harvard Business School - B.S., Chemical Engineering, University of Texas, Austin

Career Highlights
Mr. Vishwanath has been a Partner at Bain & Company, a management consulting firm, since 1993 and is a leader in Bain’s consumer products practice. Mr. Vishwanath first joined Bain in 1986, after working at Procter & Gamble. In his position at Bain, Mr. Vishwanath has counseled numerous Fortune 500 companies on consumer product and brand strategy, as well as marketing. Additionally, he advises CEOs and management teams of the leading global consumer companies on matters of strategy, organization, mergers and performance improvement, including growth, pricing, market spending and optimization, trade and channel management, and cost reduction across the entire value chain. Mr. Vishwanath has led several post-merger integrations in the consumer space, including two of the largest global deals since 2010. Mr. Vishwanath also has valuable experience in corporate governance. Mr. Vishwanath has published several articles on a variety of consumer product issues, and has spoken to audiences around the world on the topic of growth and brand strategy.

24    STAPLES    Notice of Annual Meeting of Stockholders

ELECTION OF DIRECTORS (ITEM 1 ON THE PROXY CARD)

Paul F. Walsh
Age: 66
Director Since: 1990
Current Staples Board Committees
- Compensation, Finance
Skills and Experience
- Audit, Financial Expertise
- Consumer and Business Sales
- E-commerce/Marketing
- International Operations
- IT Management and Security
- Leadership and Management
- M&A/Integration
- Retail
- Risk Oversight
- Strategy

Public Company Boards
Prior
- eFunds Corporation (2002-2007)
- Incom, Inc. (1995-1998)
Selected Other Positions
- Director, Transaction Services Group
- Director, Sterling Backcheck Inc. (2010-2015)
- Director, Competitor Group Inc. (2013-2015)
- Trustee, Thunderbird School of Management (2009-2013)
Education
- M.B.A., Boston University, with honors
- B.S., Engineering, Tufts University

Career Highlights
Mr. Walsh has served as a Senior Managing Director of Calera Capital, a private equity firm, since September 2015, and was an Operating Partner of, and outside resource to, Calera Capital since 2008. Mr. Walsh serves on the board of directors of Transaction Services Group, a Calera Capital portfolio company. Before Calera, Mr. Walsh was the Chairman and CEO of eFunds Corporation from 2002 to 2007, a leading provider of risk management, electronic funds transfer services, prepaid card processing, and global outsourcing solutions to more than 10,000 financial services companies in more than 80 countries. eFunds also provides point-of-sale fraud prevention solutions to retailers and electronic benefits processing services to government entities. Mr. Walsh led a dramatic improvement in the company’s operating performance and stock price driven by revenue growth initiatives, strategic acquisitions, rationalization of non-core assets and cost reductions. Over the 5 years of Mr. Walsh’s leadership, equity value increased from approximately $300 million to $1.85 billion. Additionally, in 2002, Mr. Walsh founded Clareon, which built one of the premiere B2B payment solutions in the U.S., utilizing technology co-developed with the U.S. Treasury. Clareon was later acquired by Fleet/Bank of America.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

www.staplesannualmeeting.com STAPLES 25

❯	DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation paid to our non-employee directors (“Outside Directors”). Our Outside Directors are predominantly compensated through equity awards, reflecting the Compensation Committee’s philosophy that director pay should be aligned with the interests of our shareholders.

It is the Compensation Committee’s goal to maintain a level of Outside Director compensation at the median of companies both within our peer group as well as similarly-sized companies in our general industry. The Compensation Committee annually reviews an extensive analysis of marketplace practices for Outside Director pay conducted by management and reviewed by the Compensation Committee’s independent advisor. Consistent with our equity program for associates, the Outside Director compensation program also reflects a value-based approach to equity grants in which the amount of the awards made to Outside Directors is based on a fixed value rather than a fixed number of shares.

2015 COMPENSATION

Each Outside Director receives an annual equity grant equal to $175,000 in the form of restricted stock units. The annual grants vest after one year. In addition, the following Outside Directors receive additional annual equity grants: (a) the Independent Lead Director receives restricted stock units with a value of $40,000; (b) each chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives restricted stock units with a value of $32,000; and (c) the chairperson of the Finance Committee receives restricted stock units with a value of $16,000. In each case, these additional grants vest on the date of each of the four regularly scheduled quarterly Board meetings that such Independent Lead Director or chairperson holds such position and are paid in shares on the one year anniversary of the award. In addition, each Outside Director receives a quarterly cash payment of $18,750 and is reimbursed for reasonable expenses incurred in attending meetings of our Board. The chairperson of the Audit Committee receives an additional quarterly cash payment of $3,750.

New Outside Directors receive a one-time initial grant of restricted stock units equal to $150,000, which vests after three years. Mr. Ferrand and Mr. Kamlani received this initial grant in 2015, on the second business day following the 2015 Annual Meeting.

All Outside Directors are subject to a stock ownership guideline of five times the annual Board cash retainer and have five years after joining the Board to meet such ownership guideline. In 2015, all directors met the guidelines.

During fiscal year 2015, on the second business day following the 2015 Annual Meeting, each of our Outside Directors elected at the meeting received their annual restricted stock unit grants. The number of shares of restricted stock units to be granted is determined by dividing the fixed value by the closing price of our common stock on the date of grant. Upon a change-in-control of Staples or upon a director leaving our Board after reaching the age of 72, all of such director’s restricted stock units would fully vest and be paid out.

2016 COMPENSATION

In March 2016, each then-serving Outside Director voluntarily declined half of the quarterly cash payment of $18,750 for the next four quarters of their service as a director, in response to the pressures on our share price in fiscal year 2015. Each such director will therefore temporarily receive a reduced quarterly cash payment of $9,375 in June, September, and December of 2016, and March of 2017.

26 STAPLES Notice of Annual Meeting of Stockholders

DIRECTOR COMPENSATION

The table below sets forth certain information concerning our 2015 fiscal year compensation of our Outside Directors.

DIRECTOR COMPENSATION FOR 2015 FISCAL YEAR

Name*	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Total ($)
Basil L. Anderson	82,500	207,017	289,517
Drew Gilpin Faust	75,000	175,006	250,006
Paul-Henri Ferrand	37,500	325,007	362,507
Kunal Kamlani	37,500	325,007	362,507
Justin King (2)	37,500	0	37,500
Carol Meyrowitz	75,000	175,006	250,006
Rowland T. Moriarty	75,000	191,020	266,020
Robert C. Nakasone (3)	145,000	0	145,000
Robert E. Sulentic	82,500	215,015	297,515
Raul Vazquez	75,000	175,006	250,006
Vijay Vishwanath	75,000	207,017	282,017
Paul F. Walsh	75,000	207,017	282,017

*

Excludes Mr. Sargent, our CEO, who does not receive compensation for his services as director and whose compensation as a named executive officer is reported in the Summary Compensation Table included in this proxy statement.

(1)

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for awards granted during our 2015 fiscal year, not the actual amounts paid to or realized by our Outside Directors during our 2015 fiscal year. The aggregate fair value of these awards is based on the market price of our common stock on the date of grant. Fractional shares are rounded up to the nearest whole share. Awards made during 2015 represent:

●Annual grant of restricted stock units to each director;
●For Mr. Sulentic, our Independent Lead Director, restricted stock units with a grant date fair value of $40,000;
●For Messrs. Anderson, Vishwanath and Walsh, chair of our Audit Committee, chair of our Nominating and Corporate Governance Committee and chair of our Compensation Committee, respectively, for fiscal year 2015, restricted stock units with a grant date fair value of $32,000 each;
●For Mr. Moriarty, chair of our Finance Committee for fiscal year 2015, restricted stock units with a grant date fair value of $16,000; and
●For Messrs. Ferrand and Kamlani, who joined our Board in fiscal year 2015, restricted stock units with a grant date fair value of $150,000, granted in connection with the director’s initial election to the Board and which vest after three years.

(2)	On April 10, 2015, Mr. King determined not to stand for reelection to the Board at the 2015 Annual Meeting.
(3)

In January 2015, Mr. Nakasone announced his decision to retire at the end of his term at the 2015 Annual Meeting. Mr. Nakasone received an additional cash payment in 2015 with respect to a period for which no equity grants were made due to the change in the grant date policy for directors.

www.staplesannualmeeting.com STAPLES 27

DIRECTOR COMPENSATION

OUTSTANDING DIRECTOR AWARDS

The table below supplements the Director Compensation table above by providing (1) the number of restricted stock units awarded to our directors during our 2015 fiscal year and (2) the total number of outstanding stock options and restricted stock units held by our directors as of January 30, 2016, the end of our 2015 fiscal year.

Name	Grant Date	Award Type	Number of Shares Awarded in FY 2015	Grant Date Fair Value ($)	Total Options and Outstanding Restricted Stock Units as of 2015 FYE (1)(2)(3)
Basil L. Anderson	6/3/2015	RSU	12,501	207,017	12,501
		OP	0	0	91,367
Drew Gilpin Faust	6/3/2015	RSU	10,568	175,006	10,568
Paul-Henri Ferrand	6/3/2015	RSU	19,626	325,007	19,626
Kunal Kamlani	6/3/2015	RSU	19,626	325,007	19,626
Carol Meyrowitz	6/3/2015	RSU	10,568	175,006	10,568
		OP	0	0	77,867
Rowland T. Moriarty	6/3/2015	RSU	11,535	191,020	11,535
		OP	0	0	91,367
Robert E. Sulentic	6/3/2015	RSU	12,984	215,015	12,984
		OP	0	0	82,367
Raul Vazquez	6/3/2015	RSU	10,568	175,006	20,800
Vijay Vishwanath	6/3/2015	RSU	12,501	207,017	12,501
		OP	0	0	86,867
Paul F. Walsh	6/3/2015	RSU	12,501	207,017	12,501
		OP	0	0	91,367

RSU = Restricted stock unit, OP = Stock option

(1)	Restricted stock unit awards granted in connection with the annual director grant vest in full on the first anniversary of the grant date, provided that the director then serves on our Board. Restricted stock unit awards made upon initial election as a director vest in full on the third anniversary of the grant date.
(2)	Restricted stock units awarded to our Independent Lead Director and each chairperson of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee vest ratably on the date of each of the four regularly scheduled quarterly Board meetings that such Lead Director or chairperson held such position and are paid on the one year anniversary of the award.
(3)	Stock options awarded during 2008, 2009 and 2010 vested in full on the first anniversary of the grant date, provided that the director served on our Board. Stock option awards made prior to 2008 vested ratably on an annual basis over a four-year vesting period, provided that the director then served on our Board.

28 STAPLES Notice of Annual Meeting of Stockholders

❯ EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis (“CD&A”) describes the guiding principles and processes we use to design and manage our compensation program, provides an overview of our business performance and progress in 2015 with our reinvention strategy and most importantly, demonstrates within that context the strong link between pay and performance for our Named Executive Officers (“NEOs”).

We also present a summary of shareholder feedback and the positive changes our Board has made to address this feedback.

The CD&A is structured as follows:

●	An executive summary, including our business performance and shareholder engagement in 2015 (p. 29)
●	A presentation of compensation earned by our NEOs as a result of this performance (p. 35)
●	A detailed discussion of our 2015 compensation program (p. 37) followed by the processes we use in designing and managing compensation (p. 42)
●	Additional material relating to governance of our compensation program such as policies relating to stock ownership and recoupment (p. 45)

I	EXECUTIVE SUMMARY

Guiding Principles of Our Compensation Program

The Staples Compensation Committee (the “Committee”) believes that executive compensation should be directly linked to performance and the creation of long-term value for our shareholders.

Based on this principle, as well as consultation with shareholders, the Committee has developed annual and long-term incentive programs that are tied to objective, quantifiable, and rigorous performance metrics. We believe that the metrics used in our incentive programs support the long-term alignment of pay with performance.

The structure of our executive compensation program is intended to enable the company to attract, retain and motivate a talented management team in driving our business objectives of both top line and bottom line results as well as attractive returns on capital. We believe our overall program, and in particular our focus on granting performance-based awards, is consistent with current best practices in compensation design.

Business Overview

Staples is a global company providing a variety of products and services to business customers of all sizes and consumers in 25 countries. In 2015, we operated in three business segments:

●	Our North American Stores & Online segment (46% of total company sales) offers easy-to-shop stores and websites.

●

Our North American Commercial segment (37% of total company sales) consists of the U.S. and Canadian businesses that sell and deliver products and services directly to businesses, including Staples Business Advantage and Quill.com.

●	Our International Operations segment (17% of total company sales) consists of businesses in 23 countries in Europe, Australia, South America and Asia.

2015 Performance Highlights

The needs of our customers are rapidly changing. Over the past several years, demand for office supplies, computers, business machines and technology accessories has been declining. These trends have negatively impacted total company sales and earnings. In response, the company has been working on a strategic reinvention plan designed to position the company to generate long-term sales and earnings growth. The Committee sets rigorous financial metrics tied directly to the success of this strategic reinvention program and the creation of long-term shareholder value in a highly competitive industry.

www.staplesannualmeeting.com STAPLES 29

EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

Strategic Reinvention Priorities	2015 Reinvention Accomplishments
Stabilize total company sales and earnings	●	Total company sales declined less than 1 percent versus 2014, excluding the impact of store closures and changes in foreign exchange rates*
	●	Improved gross profit margin rate and operating income rate versus 2014
Build scale and credibility in categories beyond office supplies	●	Categories beyond office supplies now account for approximately $10 billion, or nearly half of total company sales mix
	●	Continued adding category specialists which supported high single-digit sales growth in our $3.5 billion beyond office supplies business in North American Commercial
Balance sales growth with profit improvement in Staples.com	●	Achieved local currency sales growth and operating income growth in Staples.com after two years of heavy e-commerce investments
Enhance our copy and print offering	●	Achieved high single-digit same store sales growth in copy and print in our North American stores
Build a stronger connection between our online and retail businesses through omni-channel capabilities	●	Generated nearly half a billion dollars of omni-channel sales through our in-store Staples.com kiosks as well as our Click and Collect features like Buy Online Pickup in Store
Reduce expenses to fund investments in key growth initiatives	●	Eliminated more than $300 million of annualized global expenses bringing total annualized cost savings over the past two years to approximately $550 million
	●	Streamlined our organization and built a simplified structure to speed up decision making
Optimize our retail store network	●	Closed 73 stores in North America bringing total store closures over the past two years to 242
Restructure and streamline International Operations	●	Drove local currency sales growth and improved profitability in Australia/New Zealand and China
Remain committed to returning excess cash to shareholders	●	Returned more than $300 million to shareholders through cash dividends

*	Total company sales with these items excluded is a non-GAAP financial measure. Please refer to Exhibit A to this proxy statement for a reconciliation of this measure relative to reported GAAP financial results.

On February 4, 2015, the company announced that it had entered into a definitive agreement to acquire Office Depot, Inc. The acquisition will better position the company to serve the changing needs of customers and compete more effectively against a large and diverse set of competitors. In addition to the 2015 Reinvention Accomplishments listed above, the company also made progress on the ongoing global regulatory review process related to the acquisition of Office Depot, as well as planning for integration and synergy achievement.

Total shareholder return (TSR) Notwithstanding our progress on key objectives, we believe total shareholder return was affected by increased uncertainty regarding regulatory approval of the acquisition of Office Depot, as well as year-over-year declines in total company sales and non-GAAP earnings per share. Our closing stock price on the first and last day of fiscal 2015 was $17.05 and $8.92, respectively and, on April 18, 2016, the record date for the 2016 Annual Meeting, was $11.12.

Total Shareholder Return	Staples	S&P Retail Index	S&P 500
1-year	-46%	+17%	-1%
3-year	-27%	+78%	+38%

Governance Outreach Program & Response to Shareholder Feedback

Robust Twice-Yearly Shareholder Engagement Program

For several years, Staples has conducted a comprehensive shareholder outreach program. Our Board values the opportunity to engage directly with our shareholders to hear their thoughts, better understand their views and represent their interests. As a result of this program, over the past several years, the Board has made significant enhancements to our corporate governance and compensation programs, including proactive adoption of key governance initiatives and restructuring compensation to increase alignment between pay and performance.

In 2015, our Say-on-Pay proposal received support from 58% of shares voted at our annual meeting of shareholders. We were not satisfied with this level of support and redoubled

30 STAPLES Notice of Annual Meeting of Stockholders

EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

our corporate governance outreach efforts to make sure that we fully understood the shareholder concerns that led to these results.

In the fall of 2015, we expanded our corporate governance outreach efforts to contact all institutional shareholders, representing 90% of shares outstanding. We provided shareholders and proxy advisory firms with an update on Staples corporate governance and compensation practices and invited them to engage in a governance dialogue with management. We ultimately held discussions with institutional shareholders representing nearly half of our shares outstanding. The Chair of our Compensation Committee and the Chair of our Nominating and Corporate Governance Committee play an important role in our governance outreach program by meeting with some of our shareholders and proxy advisory firms.

Shareholder Feedback and Board Response

A summary of shareholder’s perspectives related to executive compensation and the Board’s response is provided below. Our other robust corporate governance practices that have been developed in response to shareholder feedback are described elsewhere in this proxy statement.

Shareholder Feedback	Board Response
Implement cumulative goals in long-term equity incentive program	Removed annual goals and implemented cumulative three-year goals for 2016 Performance Share Awards
Concerned with goal rigor in the annual incentive plan	For each 2016 performance metric, set target goal that requires improvements from 2015 financial results
Adopt a policy limiting executive severance benefits	Adopted a policy limiting executive severance benefits in October 2015
Peer group includes some companies that are not appropriate given their revenue and market capitalization are significantly greater than Staples	Modified peer group to remove larger companies

Adoption of Cumulative Goals in 2016: Over the past few years, shareholders have expressed a preference for cumulative performance goals in the long-term equity incentive plan. Setting cumulative goals has been difficult as a practical matter, due to our reinvention program to respond to rapid market evolution and the changing needs of our customers, and more recently the proposed Office Depot acquisition. The long-term business and financial impact of these changes has been difficult to predict. As a result, the Board through 2015 maintained its practice of setting annual performance goals within our long-term equity incentive program.

However, in direct response to shareholder feedback received in 2014 and 2015, we have modified our long-term equity incentive program for 2016 by implementing cumulative three-year goals to further enhance alignment of pay and performance.

Concurrent with the implementation of cumulative goals, the Committee decided to alter the pay mix to be more in line with typical practice among our peer group and the broader market. Among the top Fortune 250 companies (based on market capitalization) offering equity compensation programs, 71% offer a mix of performance-based and time-based awards. The Committee determined that the long-term incentive mix should be comprised of two-thirds performance shares and one-third time based restricted stock units vesting over the three-year performance period. Going forward, a minimum of two-thirds of the long-term incentive award will be performance based and will continue to be subject to adjustment based on total shareholder return over the three-year performance period relative to the S&P 500. The Committee based its determination on feedback from shareholders, consultations with its independent compensation consultant, the need to remain competitive in the marketplace in recruiting top talent and other factors relating to each equity vehicle’s impact on both the participants and the company.

The outcome of the proposed Office Depot acquisition was still unknown at the time the Committee set the cumulative three-year goals on a standalone basis in 2016. In the event the merger is completed, the Committee expects to revise the goals for the remainder of the performance period, to reflect the combined company.

Policy Limiting Executive Severance: At the 2015 Annual Meeting of Shareholders, a shareholder proposal urging the Board to seek shareholder approval of future severance agreements that provide benefits in an amount exceeding 2.99 times the sum of the executive’s base salary plus bonus passed with majority support. The proposal included equity awards as benefits which should be limited. During the 2015 Annual Meeting season, we engaged with shareholders representing more than 40% of our outstanding shares and most shareholders we spoke with indicated that they liked the principle of the proposal but did not agree with all aspects of the proposal, such as the inclusion of equity awards. The Board carefully considered shareholder feedback and the voting results to develop its policy limiting executive severance benefits, adopted in October 2015.

Under the new policy, Staples will not pay any severance benefits under any existing or future employment agreement or severance agreement with an executive officer that exceeds 2.99 times the sum of the executive’s base salary plus target annual cash incentive award, without seeking shareholder approval. The new policy excludes equity awards.

After adopting the policy, we again engaged with shareholders representing nearly half of our outstanding shares to receive their feedback on the new policy. The shareholders overwhelmingly responded favorably and expressed that the Board’s action was responsive to the shareholder proposal. Additionally, several shareholders viewed including existing agreements in the policy and the CEO’s election to amend

www.staplesannualmeeting.com    STAPLES    31

EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

his current severance agreement to be governed by the new policy as another positive example of the Board’s responsiveness to the shareholder proposal, which only requested prospective implementation.

Goal Rigor: In the past, some of our shareholders have voiced concerns that certain targets in the incentive plans have decreased year-over-year, while payout opportunities have remained unchanged. The Committee understands these concerns and balances them with the need to set challenging yet achievable goals in the context of repositioning the business in a rapidly evolving competitive environment. In response, our Compensation Committee ensured that our performance goals either remained challenging or were more rigorous in 2015 and 2016, and were in line with our business objectives.

Annual Cash Incentive Plan

In 2015, we introduced a new Gross Margin Dollar metric to replace the Total Company Sales metric, in direct response to shareholder feedback that there was too much emphasis on sales metrics in the annual cash incentive plan. The remaining two metrics in the 2015 annual cash incentive plan were Beyond Office Supplies Sales Growth and Earnings per Share. In 2014, the target goal for Beyond Office Supplies Sales growth was $200 million. In 2015, the target goal was more rigorous at $300 million. In 2014, the target goal for Earnings per Share was $1.01. In 2015, the target goal for Earnings per Share was $0.98. While this reflected a three percent reduction in the Earnings per Share target from 2014, the primary driver of this reduction was the negative impact from the stronger U.S. dollar on the earnings the company generates outside of the United States, which we believe is out of management’s control and should not influence management’s pay opportunity. Based on the rigorous goals that were set for the 2015 annual cash incentive plan, management achieved a payout of 33.1% of target.

In 2016, we replaced the Gross Margin Dollars metric with Gross Profit Dollars. Gross profit includes distribution, delivery, rent and other occupancy expense. We believe this is a more appropriate metric given our initiatives to reduce cost and improve efficiency in our supply chain and retail store network. We also replaced the Beyond Office Supplies Sales Growth metric with Total Sales to better align with our 2016 business objectives of growing mid-market sales in our delivery business, and driving traffic in stores and online across all categories. Earnings per share remains a metric in the annual cash incentive plan for 2016. For each of the metrics in the 2016 Annual Cash Incentive Plan, the Committee considered what the achievement level would have been based on our 2015 financial results. The Committee set target goals for EPS and Gross Profit Dollars that were higher than the 2015 achievement levels. The Committee also considered that the continued strength of the U.S. dollar, as well as our plans to continue aggressively right-sizing our retail store network in response to changing customer needs by closing 50 stores, would have an unfavorable impact on Total Sales in 2016. When the unfavorable impacts are excluded, the 2016 target for total company sales is more rigorous than the 2015 achievement level. No portion of any bonus is payable in the event the company fails to achieve the threshold EPS.

Annual Incentive Plan Metrics
2015	Weight	2016	Weight
Earnings Per Share	50%	Earnings Per Share	50%
Gross Margin $	25%	Gross Profit $	25%
Beyond Office Supplies Sales Growth	25%	Total Sales	25%

Long-Term Incentive Plan

The long-term incentive plan includes two metrics which were used in both 2014 and 2015. In 2014, the target goal for Return on Net Assets % was 8.90%. In 2015, the target goal was more rigorous at 9.16%. In 2014, the target goal for Sales Growth % was 2.29%. In 2015, the target goal was 1.2%. The 2015 target goal for Sales Growth % excluded the negative impact from the stronger U.S. dollar on sales the company generates outside of the United States, but it did not exclude the more pronounced negative year-over-year impact in 2015 related to our store closure program in North America. This headwind was a key driver of the modest reduction in targeted Sales Growth % in 2015 versus 2014. Based on the rigorous goals that were set for the 2015 period of the 2013 - 2015 long-term incentive plan, management achieved a payout of 53.9% of target.

In 2016, we replaced the Sales Growth % metric with Operating Income Dollar Growth to include our initiatives related to sales growth and operating efficiency in our long-term incentive plan. In addition, in direct response to shareholder feedback the Committee discontinued the practice of setting annual goals in favor of cumulative goals covering the 2016-2018 performance period. The plan continues to include an adjustment feature for cumulative relative total shareholder return as compared to the S&P 500 over the three-year performance period.

Long-Term Incentive Plan Metrics
2015	Weight	2016	Weight
Return on Net Assets %	50%	Return on Net Assets %	50%
Sales Growth %	50%	Operating Income $ Growth	50%

32    STAPLES    Notice of Annual Meeting of Stockholders

EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

Peer Group Composition: Shareholders have voiced a concern that some of the companies in our peer group are not appropriate, given that their revenue and market capitalization are significantly greater than ours. In response to this feedback, we have modified our peer group as shown in the following chart, and as further described in this CD&A under the caption Plan Design & Compensation Process – Peer Group.

Deleted from Peer Group	Added to Peer Group
● Amazon.com ● Costco Wholesale Corporation ● The Home Depot, Inc. ● Starbucks Corporation ● Target Corporation ● Walgreen Boots Alliance	● Bed Bath & Beyond ● CarMax, Inc. ● NIKE, Inc. ● Nordstrom, Inc. ● Publix Super Markets, Inc. ● Rite Aid Corporation

CEO Compensation: Given Staples’ relative TSR in 2015, the CEO elected to forego the annual cash incentive of $620,232 he would have otherwise received, prior to the determination of payouts by the Committee. Mr. Sargent also elected not to receive a salary increase in 2016 and has not received a salary increase since 2013.

Committed to Compensation Best Practices

Things We Do	Things We Don’t Do

● Strong alignment of pay and performance
● 89% of CEO compensation in 2015 was “at risk”
● Both short- and long-term programs include performance goals
● Rigorous, objective financial metrics on annual and performance-based long-term awards that are closely tied to business strategy
● 3-year relative TSR modifier in performance-based long–term awards
● Strong stock ownership guidelines (5x salary for CEO, 3-4x for other NEOs)
● Double trigger change in control provisions in severance agreements
● Clawback policy
● Anti-hedging policy
● Policy requiring shareholder approval for executive severance in excess of certain limits
● Cumulative three-year goals in the long-term incentive program
● No employment agreements ● No excise tax gross-ups in executive severance agreements ● No pension plan

Plan Design & Components of Executive Compensation

Our NEOs for fiscal year 2015 were:

NEO	Title in 2015
Ronald L. Sargent	Chairman & CEO
Christine T. Komola	Executive Vice President and CFO
Joseph G. Doody	Vice Chairman
Demos Parneros	President North American Stores & Online (“NAS&O”) [1]
John Wilson	President Staples Europe [2]

1	Mr. Parneros left Staples on March 31, 2016.
2	Became President International Operations and Head of Global Transformation (“IO&T”) in 2016.

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In 2015, our executive compensation program had three elements: (1) base salary, (2) annual performance-based cash incentive, and (3) long-term performance-based stock incentives. The following illustrates our 2015 executive compensation program:

CEO Target Opportunity Mix

NEO Average (excluding CEO)
Target Opportunity Mix

Component	Fixed or Variable	2015 Benchmark/Metrics
Base Salary	Fixed	Median of peers
Annual Cash Award	100% Performance-based	● 50% Earnings Per Share ● 25% Total Gross Margin Dollars ● 25% Beyond Office Supplies Sales Growth
Performance Share Award	100% Performance Based	● 50% Return on Net Asset (RONA) % ● 50% Sales Growth % ● +/- 25% based on 3-year Relative Total Shareholder Return (TSR)
Benefits	Fixed	● Broad-based plans and limited executive perquisites

Both our annual cash award and our performance share awards for 2015 were 100% tied to objective and rigorous financial goals. We set our goals for our incentive programs within the first 90 days of the fiscal year. Target performance goals generally are based on our fiscal year operating plan and outlook for the upcoming year.

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2015 Compensation Results

The following tables set forth our results against our predetermined, rigorous performance goals, under our incentive award plans for which there was a payout opportunity in 2015.

For the annual cash incentive plan, prior to determining the actual payout to be made for 2015, the Committee and Mr. Sargent discussed the potential payout under the plan in relation to Staples’ pay-for-performance philosophy. In light of Staples’ performance in 2015, particularly with respect to Total Shareholder Return, Mr. Sargent elected to forego any annual cash incentive payment for 2015.

Annual Cash Incentive Award

	Target Value $	Actual Value $		Realized Value as % of Target
Ronald L. Sargent	$1,873,812	$0	[1]	0% [1]
Christine T. Komola	$549,426	$181,860		33.1%
Joseph G. Doody	$590,095	$195,321		33.1%
Demos Parneros	$607,450	$201,066		33.1%
John Wilson	$589,248	$195,041		33.1%

1	Mr. Sargent was eligible to receive an annual cash incentive payment of $620,232 but, prior to determination of payout by the Committee, he elected to forego any annual cash incentive payment for 2015.

Performance Share Award

For the long-term equity plan, 2015 represents the first payout under the Performance Share awards introduced in 2013 that vest at the end of three-year performance periods.

●	The target value and target number of shares were determined at the start of the performance period
●	The realized value is a function of the number of shares earned, adjusted for relative total shareholder return and the stock price when shares are released
●	For the 3-year performance period from 2013 – 2015, cumulative total shareholder return fell in the bottom one-third of the S&P 500, resulting in a 25% reduction in shares earned
●	As a result, the realized value of performance share awards was 39.7% of target value

Performance Share Award (2013 – 2015)

	Target Value $	Target Shares[1]	Shares Awarded	Actual Value $[2]	Realized Value as % of Target
Ronald L. Sargent	$8,225,000	624,526	336,372	$3,262,808	39.7%
Christine T. Komola	$1,549,800	117,677	63,382	$614,805	39.7%
Joseph G. Doody	$2,169,100	164,701	88,710	$860,487	39.7%
Demos Parneros	$2,169,100	164,701	88,710	$860,487	39.7%
John Wilson	$1,518,475	115,299	62,101	$602,380	39.7%

1	Target shares calculated on share price of $13.17 on April 1, 2013 grant date, rounded up to the nearest full share
2	Value based on closing price of $9.70 of Staples stock on date of release (March 2, 2016)

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Realized Pay and Alignment with Performance (2013 – 2015)

For 2015, 89% (CEO) to 80% (Other NEOs) of total compensation at target was contingent on performance. The only fixed portion of compensation was base salary. We do not have a pension plan. The charts below illustrate the relationship between potential and actual compensation for our CEO for the period from 2013 to 2015 and demonstrate how alignment between pay and performance was achieved.

Chart A shows: (1) the reported compensation for our CEO for each year as shown in our Summary Compensation Table (SCT), representing the potential amount of compensation that could be earned at target based on awards granted in that year; and (2) the realized compensation actually earned and received by our CEO in that year.

Chart A: As Reported vs. Realized (by year)

Chart B shows the target compensation for our CEO over the 2013-2015 period, as determined by the Compensation Committee, and the amount of compensation realized and actually earned or paid in connection with awards made during 2013-2015. It excludes awards that were granted prior to 2013. This illustrates the compensation earned and paid during the 2013-2015 period as compared to the opportunity established by the Committee during the same period.

Chart B: Target vs. Realized

Chart B is intended to specifically show the compensation that resulted from the Committee’s decision to change the executive compensation program and to demonstrate the alignment between compensation earned and company performance. The target total compensation (base salary and incentives) for our CEO over the 2013-2015 fiscal years was $36,237,408. Actual compensation (salary and incentives) earned and paid over the same period, excluding any payments in connection with awards granted prior to 2013, was $10,447,202 or 28.8% of target, including the 2013-2015 performance share payout paid in March 2016.

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II	2015 COMPENSATION PROGRAM

Overview

The Committee’s compensation decisions in 2015 were intended to drive the highest level of executive team engagement to lead the organization through its strategic reinvention, and to attract and retain world-class executive talent while we continued to pursue the Office Depot acquisition. In the course of its review, the Committee considered the complexity of the business, input on current market practices from the Committee’s independent compensation consultant and management, the highly competitive environment for talent and prior years’ Say-on-Pay votes.

●	Staples’ compensation philosophy is to target market median for base salary, annual cash incentive and long-term incentive opportunities.
●	Both annual and long-term incentives for our NEOs for 2015 were 100% performance based, with base salary as the only fixed element of total pay.
●	For our CEO, 89% of total target pay was performance based.

Pay Elements

The table below summarizes the core elements of our 2015 compensation program for our NEOs.

	Base Salary	+	Annual Cash Incentive Awards	+	Performance Shares
Principal Contributions to Compensation Objectives	Attracts, retains and rewards talented executives with annual salary that reflects the executive’s performance, skill set and value in the marketplace
● Focuses executives on annual financial and operating results
● Links compensation to strategic plan
● Enables total cash compensation to remain competitive within the marketplace for executive talent

● Rewards achievement of long-term business objectives and stockholder value creation
● Propels engagement in long-term strategic vision, with upside for superior performance
● Retains successful and tenured management team

Performance Metrics			● EPS, Gross Margin Dollars and Beyond Office Supplies Sales Growth		● RONA %, Sales Growth %

Base Salary

Base salaries are reviewed and established annually, upon promotion, or following a change in job responsibilities, based on market data, internal pay equity and each executive’s level of responsibility, experience, expertise and performance.

The Committee did not consider a salary increase for Mr. Sargent in 2015, because Mr. Sargent confirmed that he would decline any salary increase, as he had done in 2014. Mr. Sargent’s salary has not increased since 2013.

In March 2015, the Committee approved:

●	A 2.5% increase for the Vice Chairman (Mr. Doody) and President NAS&O (Mr. Parneros), respectively.
●	A 5% salary increase for the President Staples Europe (Mr. Wilson). Base salary relative to peer group remained at the 25th percentile.
●

A 7.7% salary increase for the Chief Financial Officer (Ms. Komola). Following this increase, Ms. Komola’s salary and total target cash compensation remained below the 10th percentile of the peer group.

In November 2015:

●

Management recommended and the Committee approved to further increase Ms. Komola’s salary by 15.4%, effective in two equal tranches in December 2015 and May 2016, to be more appropriately positioned compared to peer group CFOs.

In March 2016, our senior officers (including the NEOs) elected not to receive any base salary increase. The Committee agreed and also decided that Ms. Komola would not receive the second tranche of the increase previously approved in November 2015.

Annual Cash Incentive Plan

The NEOs are eligible to earn cash awards under the Amended and Restated Executive Officer Incentive Plan (EOIP) based on Company performance. Target awards for the annual cash incentive are granted as a percentage of base salary. For 2015, the percentage was 150% for Mr. Sargent, and 85% for each of the other NEOs.

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Financial Performance Metrics

In March 2015, the Committee selected three performance metrics for the 2015 annual cash incentive awards: EPS (50%), Gross Margin Dollars (25%) and Beyond Office Supplies Sales Growth (25%). The Committee set threshold requirements for payment of awards, and a maximum payout of 200% of target payout. The Committee, working with its independent compensation consultant, employed statistical modeling and exercised judgment to assess the degree of difficulty of hitting various levels of performance to ensure the goals were robust yet attainable in the context of our business environment and progress to date on the reinvention strategy.

Each performance objective was assigned an associated threshold achievement level below which no portion of the bonus attributable to that measurement was to be paid. Additionally, target and maximum levels are set with increased payouts for better than expected performance.

No portion of any bonus is payable in the event the company fails to achieve the threshold EPS.

2015 Annual Cash Incentive Plan - Goals & Metrics

	Target Value $	Actual Value $		Realized Value as % of Target
Ronald L. Sargent	$1,873,812	$0	[1]	0%	[1]
Christine T. Komola	$549,426	$181,860		33.1%
Joseph G. Doody	$590,095	$195,321		33.1%
Demos Parneros	$607,450	$201,066		33.1%
John Wilson	$589,248	$195,041		33.1%

	Earnings Per Share	Total Gross Margin $ ($M)	Beyond Office Supplies Sales Growth ($M)
Actual Results	$0.894	$8,024.7	($19.2)
Threshold	$0.88	$7,728.1	$140
Target Goal	$0.98	$8,328.6	$300
Maximum	$1.13	$8,728.1	$700
Weighting	50%	25%	25%
Achievement %	35.2%	62.0%	0%

1	Mr. Sargent was eligible to receive an annual cash incentive payment of $620,232 but, prior to determination of payout by the Committee, elected to forego any annual cash incentive payment for 2015.

Earnings per Share (EPS) - Earnings per share is calculated based on figures reported in our financial statements, adjusted to remove certain non-recurring or non-cash charges. EPS is a funding mechanism for our annual cash incentive program and minimum performance must be attained for any payment to be earned. EPS generally is deemed to be a measure of financial success and its maximization is a prime indicator of operational health. The target goal was $0.98 per share, in line with the Company’s 2015 financial budget. While this reflected a three percent reduction in the EPS target from 2014, the primary driver of this reduction was the negative impact from the stronger U.S. dollar on the earnings the company generates outside of the United States, which we believe is out of management’s control and should not influence management’s pay opportunity. In addition, the gap between threshold and target goals was set at $0.10, more rigorous than the gap of $0.15 in 2014, making it more difficult for our NEOs to achieve any payout under the 2015 Annual Cash Incentive Plan.

Gross Margin Dollars - Gross Margin Dollars is calculated as sales, net of direct product costs (including the impact of vendor rebates or other promotional monies), reserves for returns and allowances, and charges/credits for obsolescence, shrink, and other margin additives. The target goal was $8,328.6 million, in line with the Company’s 2015 financial budget. Gross Margin Dollars was a new metric in 2015 intended to introduce a profitability focus into the annual cash incentive plan.

Beyond Office Supplies Sales (BO$$) Growth - Beyond Office Supplies Sales Growth is calculated as sales in categories other than traditional office supplies as compared to fiscal 2014. Beyond Office Supplies Sales Growth encouraged our objectives of expanding our product assortment, accelerating growth online and generally growing sales beyond our core categories. The target goal was $300 million, reflecting a 50% increase from the 2014 target.

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Long Term Incentive Plan Awards

Performance Share Awards

Long-term incentive awards for our NEOs for 2015 were granted solely as performance shares authorized under our 2014 Stock Incentive Plan. These long-term awards were subject to a three-year performance period, with goals set annually for each year of the performance periods. Setting cumulative goals has been difficult as a practical matter, due to our reinvention program to respond to rapid market evolution and the changing needs of our customers, and more recently the proposed Office Depot acquisition. The long-term business and financial impact of these changes has been difficult to predict. As a result, the Board through 2015 maintained its practice of setting annual performance goals within our three-year performance awards.

In addition, any award that is earned based on performance will be increased or decreased by 25% based on the company’s three-year total shareholder return relative to the returns generated by the S&P 500 companies. As of January 31, 2016, our total shareholder return over the 2013-2015 performance period was at the 15th percentile of the S&P 500. Therefore, any awards earned for the 2013-2015 long-term awards were subject to a 25% reduction.

The Committee selected Return on Net Assets (RONA) % and Sales Growth %, each weighted at 50%, as the 2015 performance metrics because these metrics are linked to the execution of our reinvention strategy, described in the “Executive Summary – Business Overview” section of this CD&A, and are indicators of stockholder value enhancement. The Committee, working with its independent compensation consultant, set threshold performance levels required for payout, and maximum targets that if fully achieved would result in payouts at 200% of target. The method of calculation and the fiscal 2015 target goals were as follows:

2015 Performance Share Plan - Goals & Metrics

	RONA %	Sales Growth %
Threshold	8.08%	-6.20%
Target	9.16%	1.2%
Maximum	10.25%	7.00%
Actual Result	9.03%	-2.22%

RONA % - RONA is calculated as net operating profit after taxes (operating profit, add rent expense) as a percentage of net assets (total assets, add interest bearing debt, add net capitalized rent, add implied goodwill). The target goal of 9.16% was set in line with the Company’s financial budget, and reflected an increase from the 2014 target goal of 8.90%.

Sales Growth % - Sales Growth is based on the sales figures reported in our financial statements of 2015 as compared to 2014. The target goal was 1.2%. In 2014, the target goal for Sales Growth % was 2.3%. The 2015 target goal for Sales Growth % excluded the negative impact from the stronger U.S. dollar on sales the company generates outside of the United States, but it did not exclude the more pronounced negative year-over-year impact in 2015 related to the company’s store closure program in North America. This headwind was a key driver of the modest reduction in targeted Sales Growth % in 2015 versus 2014. The threshold for the sales growth metric was negative as a result of declining industry trends in categories like office supplies, ink, toner, paper and business technology, as well as the negative impact to sales from the company’s ongoing store closure program.

The tables below set forth for each NEO the target award for the three-year performance period 2013-2015, actual shares earned, and the level of goal achievement for fiscal years 2013-2015.

	Target Value $	Target Shares[1]	Shares Awarded	Actual Value $[2]	Realized Value as % of Target
Ronald L. Sargent	$8,225,000	624,526	336,372	$3,262,808	39.7%
Christine T. Komola	$1,549,800	117,677	63,382	$614,805	39.7%
Joseph G. Doody	$2,169,100	164,701	88,710	$860,487	39.7%
Demos Parneros	$2,169,100	164,701	88,710	$860,487	39.7%
John Wilson	$1,518,475	115,299	62,101	$602,380	39.7%

1	Target shares calculated on share price of $13.17 on April 1, 2013 grant date, rounded up to the nearest full share
2	Value based on closing price of $9.70 of Staples stock on date of release (March 2, 2016)

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3 Year Performance Period Achievement
(2013 – 2015)

		FY13	FY14	FY15
RONA %	Actual Results	10.10%	8.95%	9.03%
	Target Goal	10.89%	8.90%	9.16%
	Weighting	50%	50%	50%
	Achievement %	42.69%	103.55%	90.85%

Sales Growth %	Actual Results	-4.60%	-0.61%	-2.22%
	Target Goal	-1.40%	2.29%	1.2%
	Weighting	50%	50%	50%
	Achievement %	56.79%	70.97%	66.02%
Plan Year Achievement		49.74%	87.26%	78.44%

Total Achievement				71.81%
Actual % payout after -25% TSR modifier applied (71.81% x 75%)				53.86%

The goal achievement for 2014 and 2015 will also be applied to the corresponding annual goals for our 2014-2016 performance share awards granted in March 2014, and our 2015-2017 performance share awards granted in March 2015. In 2016, we moved to cumulative three-year goals for our performance share awards, in response to shareholder feedback. The target awards for the grants made in 2014 and 2015 are set forth below.

3 Year Performance Period Achievement
(2014 – 2016)

			2014 (RONA% and Sales Growth%)	2015 (RONA% and Sales Growth%)	2016 (RONA% and Sales Growth%)
	Target Award ($)	Target Award (Shares)
Ronald L. Sargent	$8,225,000	613,806	87.26%	78.44%	TBD
Christine T. Komola	$2,169,100	161,874
Joseph G. Doody	$2,169,100	161,874
Demos Parneros	$2,169,100	161,874
John Wilson	$2,169,100	161,874

*	Achievement against 2016 goals will be determined by the Committee in March 2017

3 Year Performance Period Achievement
(2015 – 2017)

			2015 (RONA% and Sales Growth%)	2016 (RONA% and Sales Growth%)	2017 (RONA% and Sales Growth%)
	Target Award ($)	Target Award (Shares)
Ronald L. Sargent	$8,225,000	495,781	78.44%	TBD	TBD
Christine T. Komola	$2,169,100	130,748
Joseph G. Doody	$2,169,100	130,748
Demos Parneros	$2,169,100	130,748
John Wilson	$2,169,100	130,748

*	Achievement against 2016 and 2017 goals will be determined by the Committee in March 2017 and March 2018, respectively.

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Setting Performance Goals

The table below highlights our history of setting challenging performance goals.

		Goal Attainment %	Payout %
Annual Cash Incentive	2015	69.5%	33.1%
	2014	99.5%	87%
	2013	Below threshold	0%

Performance Share Award for 2013-2015	2015	78.44%	*53.9%
	2014	87.26%
	2013	49.74%
		71.81%

*	Payout reflects downward adjustment related to relative TSR for the three-year performance period.

Executive Benefits & Perquisites

Retirement & Other Benefits

We do not have a pension plan in which our NEOs participate. However, our NEOs are eligible to participate in defined contribution retirement income plans. These plans include a standard 401(k) qualified plan and a Supplemental Executive Retirement Plan (“SERP”). Both plans are fully funded by the NEOs and supported by Staples through limited matching contributions. Our NEOs are eligible to participate in our 401(k) qualified plan on the same basis as our other salaried associates; however, their contributions are limited to 2% of eligible compensation. Due to the limitations on our officers’ ability to contribute to our 401(k) plan, we maintain the SERP, which is a non-qualified deferred compensation plan intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. Under the SERP, officers of Staples may defer a total of up to 100% of their base salary and bonus and receive matching contributions up to a maximum of 4% of base salary and bonus.

Additionally, the NEOs are eligible to participate in standard health and welfare programs on the same basis as our other salaried associates. These programs include medical, dental, vision, disability, and supplemental life insurance. We also have an Executive Benefits Program consisting of life insurance, long-term care insurance, supplemental long term disability, a survivor benefit plan, and an executive physical and registry program. This program was implemented to enhance our retirement and benefit offerings for senior management consistent with competitive practices and to further support our efforts to attract and retain top talent. All senior officers of Staples, including the NEOs, are eligible to participate in this program. For each plan or policy described above that requires payment of periodic premiums or other contributions, we generally pay such premiums or other contributions for the benefit of each NEO. For more information about retirement and other benefits, see the “All Other Compensation” table following the “Summary Compensation Table” in this proxy statement.

Expatriate Benefits

For more information about expatriate benefits, see the “All Other Compensation” table following the “Summary Compensation Table” in this proxy statement. Mr. Wilson received certain expatriate benefits in connection with his assignment to the Netherlands in his role as President Staples Europe.

Executive Perquisites

Our executive compensation program is relatively free of perquisites. The Committee has adopted a policy prohibiting gross up payments to cover taxes triggered by a change in control in any future compensation, severance, or employment-related agreement.

Aircraft Policy. Under our aircraft policy, our CEO is permitted to use our leased aircraft for personal use so long as the incremental cost to Staples is treated as compensation income to our CEO. Subject to prior approval by our CEO and similar compensation treatment, other NEOs may also use our leased aircraft for personal use. There was no personal use of our leased aircraft during our 2015 fiscal year.

Tax Services Reimbursement Program. We reimburse each NEO, other than our CEO, up to $5,000 each year for tax, estate, or financial planning services or advice from a pre-approved list of service providers that must not include our independent registered public accounting firm. Our CEO is reimbursed up to $50,000 each year for these services. The reimbursements are not grossed up for taxes.

Policy against reimbursement of excise tax on change in control payments. We maintain a policy that prohibits Staples from entering into any compensation, severance, or employment-related agreement that provides for a gross up payment to

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cover taxes triggered by a change in control, including taxes payable under Sections 280G and 4999 of the U.S. Internal Revenue Code.

In January 2015, Mr. Sargent voluntarily gave up the Company’s long standing contractual obligation to reimburse him for any excise tax due under Sections 280G and 4999 of the U.S. Internal Revenue Code incurred in connection with a termination without cause or resignation for good reason following a change in control of Staples, which had been entered into in 2006. Mr. Sargent was the only executive with this benefit.

III	COMPENSATION PROCESS

Pay Philosophy

It is the company’s philosophy that:

●	Pay should be performance-based, so that excellent results yield relatively high pay and poor results yield relatively low pay
●

Salaries and incentives should be referenced to median peer group practices, but when making decisions about compensation levels, the Committee relies upon its judgment and not on rigid guidelines or formulas

The Committee’s Process

The Committee has established a number of processes to help ensure that our executive compensation program meets its objectives and is consistent with the pay philosophy described above. These processes also helped to inform the design of the 2015 Compensation Program described above.

Independent Compensation Consultant

Our Committee charter authorizes the Committee to engage independent legal and other advisors and consultants as it deems necessary or appropriate to carry out its responsibilities and prohibits the Committee’s compensation consultants from serving as Staples’ regular advisors and consultants. In our 2015 fiscal year, the Committee continued to use Exequity LLP as an independent advisor to advise on and assist the Committee with executive compensation matters. Under the terms of its written agreement, Exequity is responsible for, among other matters:

●	Reviewing total compensation strategy and pay levels for executives
●	Performing competitive analyses of outside board member and CEO compensation
●	Examining all aspects of executive compensation programs to assess whether they support the business strategy
●	Preparing for and attending selected Committee and Board meetings
●	Supporting the Committee in staying current on the latest legal, regulatory and other industry considerations affecting executive compensation and benefit programs
●	Providing general advice to the Committee with respect to all compensation decisions pertaining to the CEO and all compensation recommendations submitted by management

During our 2015 fiscal year, the independent consultant advised, and frequently made recommendations to, the Committee on compensation matters for all officers and directors; advised on, performed competitive analyses and made recommendations on all matters pertaining to compensation of our CEO; and met with the Committee in executive session without the presence of management.

Consistent with the terms of the written agreement and the Committee charter, Exequity has, with the knowledge and consent of the Committee, provided input to management on matters to be presented by management to the Committee. Exequity has not performed services for Staples that were unrelated to Committee matters. During 2015, with the Committee’s approval, Exequity assisted management by performing Section 280G calculations and providing compensation data related to executive and non-executive positions. Most of the data reviewed by the Committee is generated by management and reviewed and advised upon by the compensation consultant. The principal consultant from Exequity attended each of the four Committee meetings during our 2015 fiscal year. Exequity was paid $147,022 for all services rendered during 2015. In September 2015, the Committee performed a conflict of interest assessment with respect to Exequity and no conflict of interest was identified.

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Benchmarking

In March 2015, the Committee set compensation for the NEOs based on its December 2014 review of 2011-2013 compensation, its assessment of our 2014 performance, stockholder feedback and results of 2014 Say-on-Pay advisory vote, and general consideration of the totality of the data, advice, and information provided by management and Exequity.

In November 2015, the Committee evaluated the competitiveness of our NEOs’ compensation relative to marketplace norms and practices by analyzing current proxy statement data from our peer group. During the course of this analysis, the Committee focused on whether Staples’ pay practices were aligned with performance. In addition, the Committee considered input from the Company’s shareholder outreach process during the preceding fall. This analysis was intended to inform the Committee as to whether any changes to the executive compensation program were needed.

The Committee evaluated the competitiveness of base salary, total cash compensation (base salary plus annual cash bonus) and total direct compensation levels being extended to our CFO, President NAS&O, President NAC, and President Europe. The Committee’s review extended to pay in 2014 and also over the three-year period 2012-2014. The Committee then analyzed its findings with respect to pay competitiveness in relation to the Company’s performance measured by one-year and three-year TSR, EPS, revenue growth, and return on invested capital relative to peer company results.

The principal consultant from Exequity met with the Committee in executive session, without the presence of management, to review CEO compensation. The Committee examined an assessment of our CEO’s total compensation at target relative to peer group standards, pay mix relative to peers, pay relationships between CEOs and other NEOs and actual compensation realized relative to shareholder return, each over one and three years.

Peer Group

The Committee reviews our peer group extensively every three years. The last such review was conducted in 2012. The Committee therefore conducted a detailed review of our peer group over two committee meetings in 2015. The Committee reviewed analysis of our peer group and potential alternative peers provided by both management and the Committee’s independent consultant. The analysis used a proprietary model to compare the “fit” of each of our current peer group companies to Staples’ profile based on industry, company size, market valuation, and performance, and compared the fit of the peer group companies to the fit of other potential peer organizations that closely matched Staples’ profile. The Committee also took into account shareholder feedback received during our outreach discussions and the changing dynamics of our business and the marketplace.

Subsequent to its review and analysis, in November 2015 the Compensation Committee determined to retain twelve of the existing peer group companies* and to include six new companies in the peer group (new companies are shown shaded):

Bed Bath & Beyond	Kohl’s Corporation	Office Depot, Inc.
Best Buy Co., Inc.	Limited Brands, Inc.	Publix Super Markets, Inc.
CarMax, Inc.	Lowe’s Companies, Inc.	Rite Aid Corporation
FedEx Corporation	Macy’s, Inc.	Sysco Corporation
Gap Inc.	NIKE, Inc.	The TJX Companies, Inc.
J.C. Penney Company, Inc.	Nordstrom, Inc.	Xerox Corporation

*	Since the last extensive review in 2012, two of the peers selected at that time have ceased to be peers (OfficeMax, having been acquired by Office Depot and Safeway Inc., having merged with Albertson’s and no longer being publicly traded). Removed Amazon.com, Costco Wholesale, The Home Depot, Starbucks, Target and Walgreens Boots Alliance.

Given the proposed acquisition of Office Depot, the Committee constructed a second peer group for use upon completion of the acquisition and as a secondary data source for the purposes of evaluating our executive compensation. In constructing the second peer group, the Committee considered the increase in Staples’ projected revenue if the acquisition is completed, and determined to retain thirteen of the existing peer group companies (new companies are shown shaded):

AutoNation, Inc.	Kohl’s Corporation	Sysco Corporation
Best Buy Co., Inc.	Lowe’s Companies, Inc.	Target Corporation*
Costco Wholesale Corporation*	Macy’s, Inc.	The TJX Companies, Inc.
FedEx Corporation	NIKE, Inc.	Walgreen Boots Alliance*
Gap Inc.	Publix Super Markets, Inc.	Xerox Corporation
The Home Depot, Inc.*	Rite Aid Corporation

*	While these companies are not part of our standalone peer group, they would remain as peers assuming the acquisition of Office Depot given the increased size of our company.

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EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

Compensation Analysis & Conclusions

This section describes the Committee’s analysis and conclusions relating to the overall level of compensation for our CEO and other named executive officers.

CEO Compensation

Total CEO compensation for 2015 as reported in our Summary Compensation Table was $9,863,575 including the grant date fair value of the performance shares (representing 83% of total 2015 compensation), which are earned over the fiscal 2015-2017 period and paid only if the performance goals are achieved.

In November 2015, the Committee, with input from Exequity, reflected on the company’s performance in relation to Mr. Sargent’s earned compensation. The Committee examined Staples’ total shareholder return, earnings per share growth, return on invested capital and revenue growth, and compared them to the results generated by our peer companies. When the Committee performed its review in November 2015, complete fiscal year pay and performance data for the peer group was available only through 2014, so the Committee limited its analysis to the years 2012-2014.

Percentile vs. Peer Group – Three-Year

CEO	Position	Base Salary	Target Cash	Target LTI	Average Total Compensation @ Target
Ronald L. Sargent	Chairman & CEO	45th	36th	58th	57th

Percentile vs. Peer Group – One-Year

CEO	Position	Base Salary	Target Cash	Target LTI	Total Compensation @ Target
Ronald L. Sargent	Chairman & CEO	31st	19th	29th	23rd

Realized Total Compensation — In considering the appropriateness of our CEO’s pay, the Committee examined realized total direct compensation, or “TDC,” over the performance period and not the total compensation reported in our Summary Compensation Table. Realized TDC includes base salary, annual bonus earned, cash long-term incentives earned, gain realized on the exercise of Stock Options, and the value of Stock Awards that vested during the applicable measurement period. Our executive compensation program is designed to promote long-term sustained performance, and the Committee believes that realized TDC is a better reflection of the appropriateness of individual earnings than is the total reported in the Summary Compensation Table because realized TDC incorporates changes in equity award value (reflecting increases and decreases in share price) over the performance cycle, and, therefore, takes into account value commensurate with investor returns.

Realized total compensation over the 2012-2014 period was roughly 80% below the peer group median. In fact, each element of Mr. Sargent’s compensation lagged far below its peer group standard and aligned with our performance over the three-year period.

Compensation at Target — The Committee compared the CEO’s compensation at target to the compensation at target for peer group companies and observed that our CEO’s average total compensation at target was above the median (57th percentile) of the peer group as indicated in the chart above. However, over the 2012-2014 period, cash compensation at target was reflective of overall performance with total shareholder return, return on invested capital, earnings per share growth and revenue growth all in the lower quartile.

Other NEO Compensation

The Committee also examined the relationship between pay and performance insofar as it related to the NEOs other than the CEO. In the absence of realized TDC information across the peer community, the Committee considered the relationship between performance generated and each incumbent’s target compensation. The tables below display how our CFO and business unit Presidents’ base salary, target annual cash incentive (bonus), target long-term incentive (LTI) and total compensation at target compared to total shareholder return, earnings per share growth, revenue growth, and return on invested capital in 2014 against the peer group.

Percentile vs. Peer Group – One-Year

NEO	Position	Base Salary	Target Bonus	Target LTI	Total Compensation @ Target
Christine T. Komola	CFO and EVP	1st	9th	44th	32nd
Demos Parneros	President NAS&O	15th	5th	37th	11th
John Wilson	President IO&T	14th	5th	37th	10th

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Performance Metric Percentile vs. Peer Group – 2014

Total Shareholder Return	41st
Revenue Growth	1st
EPS Growth	1st
Return on Invested Capital	21st

Conclusions

The Committee reviewed the compensation levels of our NEOs in November 2015 and determined that overall compensation was appropriate in view of the Company’s relative and absolute performance. The Committee’s determination reflected its assessment of the three-year realized TDC for the CEO and 2014 compensation for the other NEOs, all of which were significantly below median.

The Committee concluded that, on balance, and with respect to our CEO, our three-year performance and corresponding compensation for the period were aligned. The one-year target total compensation for all the other NEOs was well below the median of the peer group.

IV	OTHER MATTERS

Termination Scenarios

The Committee regularly reviews all compensation components for our NEOs, including salary, bonus, current vested and unvested long term incentive compensation, the current value of owned shares, and cost of all perquisites and benefits. In addition, the Committee periodically examines similar information for other senior executives. The Committee also reviews the projected payout obligations under potential retirement, termination, severance, and change-in-control scenarios to fully understand the financial impact of each of these scenarios to Staples and to the executives.

Documentation detailing the above components and scenarios with their respective dollar amounts was prepared by management for each of our NEOs and reviewed by the Committee in March 2016. This information was prepared based on compensation data as of the end of fiscal year 2015 and assumed that the various scenarios occurred at the end of fiscal year 2015. Similar termination scenario information with respect to our 2015 fiscal year is presented under the heading “Potential Payments upon Termination or Change-in-Control.” Based on this review, the Committee found the total compensation for each of our NEOs under these various scenarios to be reasonable. Many factors were considered, including, but not limited to, the contributions of the executive to Staples, the financial performance of Staples, the marketplace, the particular contemplated scenario and input provided by the independent compensation consultant.

Input from Management

Certain officers within our Human Resources department regularly attend Committee meetings to provide information and recommendations regarding our executive compensation program, including the Executive Vice President of Human Resources and Vice President of Compensation and Benefits. Among other things, these officers present our CEO’s recommendations regarding any change in the base salary, bonus, equity compensation, goals related to performance-based cash or equity compensation and other benefits of other senior executives. These officers also compile other relevant data at the request of the Committee. The CEO’s recommendations are based in part on the results of annual performance reviews of the other executives. The Committee is not bound by such recommendations but generally takes them into consideration before making final determinations about the compensation of such executives other than our CEO. The CEO, at the discretion of the Committee, may be invited to attend all or part of any Committee meeting to discuss compensation matters pertaining to the other executives, and in fiscal 2015, he attended all four Committee meetings. When discussing compensation matters pertaining to our CEO, the Committee generally meets in executive sessions with its independent compensation consultant without any member of management present. In 2015, management engaged its own compensation consultant, Willis Towers Watson, separately from the Committee’s compensation consultant, to help develop the CEO’s recommendations to the Committee. In November 2015, the Committee performed a conflict of interest assessment with respect to Willis Towers Watson and no conflict of interest was identified.

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Administration of Incentive Plan

The Board and the Committee, through delegated powers, have broad discretion in administering the cash and stock incentive plans under which new awards may be made. This discretion includes the authority to grant awards, determine target awards, and select performance objectives and goals, along with the ability to adopt, amend and repeal such administrative rules, guidelines and practices as deemed advisable. In addition, the Committee has broad discretion to modify awards and determine goal attainment and the payment of awards under our current plans. The Committee may determine to what extent, if any, specific items are to be counted in the relevant financial measures for any particular business and whether special one-time or extraordinary gains and/or losses and/or extraordinary events should or should not be included or considered in the calculation of goals. The Committee can decrease but not increase incentive awards for NEOs.

The Board has delegated authority to the Chairman and CEO to grant stock options and restricted stock units and, in his capacity as Chairman, restricted stock to non-executive employees out of an annual pool of 600,000 shares. The annual pool is designed to be used between quarterly Committee meetings to facilitate making new hire and retention grants and to reward special accomplishments and achievements of associates. Awards from the annual pool are granted on the earlier of the first business day of the month that follows appropriate approval or two business days after the Committee’s ratification of the award. Awards from this pool cannot be granted to executive officers.

Risk Assessment

In November 2015, the Committee conducted its annual risk assessment of our executive officer compensation programs. The evaluation included an analysis of the appropriateness of our peer group, compensation mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership guidelines/trading policies, performance appraisal process and leadership/culture. In addition, the Committee reviewed the major compensation plans with regard to risk mitigators attributable to each of the programs. The risk mitigators included the balanced mix of cash and equity incentives, the mix and quality of the performance metrics, the stock ownership guidelines and a broad recoupment policy. The Committee also considered and reviewed the input from participants in the Company’s corporate governance outreach program. Based on its evaluation and recognizing that all compensation programs are inherently risk laden, the Committee determined that the level of risk within our compensation programs was appropriate and did not encourage excessive risk taking by our executives. Accordingly, the Committee concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership

Within five years of becoming an officer of the Company, our senior executives must attain minimum ownership of Staples common stock equal in value to no less than a defined multiple of their salary. The applicable multiples for Company officers are:

●	CEO: 5x Salary
●	CFO: 4x Salary
●	Presidents: 3x Salary
●	Other Executive Officers: 1 - 2x Salary

As of January 31, 2016, all senior executives had achieved the minimum ownership except for Ms. Komola, who became our CFO in February 2012 and Mr. Wilson, who joined the company in 2012. Both are within their phase-in period.

Recoupment Policy

Our annual cash bonus plans, long term incentive plans and agreements and severance arrangements provide for forfeiture and recovery of undeserved cash, equity and severance compensation from any associate that engages in certain particularly harmful or unethical behaviors such as intentional deceitful acts resulting in improper personal benefit or injury to the company, fraud or willful misconduct that significantly contributes to a material financial restatement, violation of the Code of Ethics and breach of key associate agreements.

Hedging and Pledging Company Securities

Hedging. Our Insider Trading Policy prohibits, among many other actions, our associates and directors from entering into derivative transactions such as puts, calls, or hedges with our stock.

Pledging. Our Insider Trading Policy prohibits the use of Staples’ securities as collateral in margin accounts. However, in limited circumstances, pledging of Staples’ securities for bona fide loans which may require such securities as collateral may be allowed, provided such pledge is cleared with the General Counsel. In the past five years, the General Counsel has not cleared, or been asked to clear, any pledge of Staples’ securities.

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Tax and Accounting Implications

Under Section 162(m) of the U.S. Internal Revenue Code, certain executive compensation in excess of $1 million paid to our CEO and to our three most highly compensated officers (other than the CEO and CFO) whose compensation is required to be disclosed to our stockholders under the Securities Exchange Act of 1934, is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by stockholders. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible. The Committee reviews the impact of Section 162(m) and intends, to the extent it determines to be practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to our executive officers when consistent with our goal of utilizing compensation programs that attract and retain key executives and align with stockholder interests.

All annual cash incentive awards and performance shares awarded to our NEOs are paid pursuant to plans approved by our stockholders and are potentially deductible by us. Time-based restricted stock does not qualify for the performance-based exception to Section 162(m), but the Committee has determined that the retention benefit derived from such awards outweigh any potential tax benefit to us.

The compensation that we pay to our NEOs is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. Stock-based compensation is accounted for as required under FASB ASC Topic 718.

COMPENSATION COMMITTEE REPORT

The Committee’s objective was to maintain a strong link between pay and performance and to continue to motivate our executives to execute on the key priorities of the strategic plan. The Committee reaffirmed its commitment to pay for performance and the compensation philosophy established in 2013.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Paul F. Walsh, Chair
Carol Meyrowitz
Kunal S. Kamlani

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information concerning the compensation of our CEO, CFO and the three other most highly compensated executive officers, who we refer to collectively as the “NEOs.”

	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Ronald L. Sargent (1)	2015	1,249,208		8,225,007		389,360	9,863,575
Chairman & Chief	2014	1,249,208		8,225,000	2,591,478	325,851	12,391,537
Executive Officer	2013	1,249,208	299,810	8,225,007	667,415	326,440	10,767,880
Christine T. Komola Chief Financial Officer	2015	646,384		2,169,109	181,860	78,100	3,075,453
	2014	584,063		2,169,112	495,347	59,142	3,307,664
	2013	518,214	49,257	1,549,806	61,648	53,641	2,232,566
Joseph G. Doody Vice Chairman	2015	694,229		2,169,109	195,321	146,416	3,205,075
	2014	678,020		2,169,112	755,188	115,799	3,718,119
	2013	653,351	88,856	2,169,112	176,469	141,483	3,229,271
Demos Parneros	2015	714,648		2,169,109	201,066	121,143	3,205,966
President North America	2014	693,050		2,169,112	766,454	86,186	3,714,802
Stores & Online	2013	653,351	88,856	2,169,112	176,469	98,498	3,186,286
John Wilson President IO&T	2015	693,233		2,169,109	195,041	419,360	3,476,743
	2014	668,000		2,169,112	495,292	326,725	3,659,129
	2013	653,351	414,160	1,518,488		76,756	2,662,755

(1)	Our CEO elected to forego his annual cash incentive award for 2015, which would otherwise have been $620,232, prior to determination of the payout by the Compensation Committee.
(2)	The amounts shown in the Stock Awards column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, not the actual amounts paid to or realized by the NEOs during our 2015, 2014 and 2013 fiscal years. An explanation of the methodology for payouts under performance share awards is discussed in the footnotes to the “Grants of Plan-Based Awards for 2015 Fiscal Year” and “Outstanding Equity Awards at 2015 Fiscal Year End” tables below.
The amounts shown in the Stock Awards column in 2015 represent the grant date fair value of the 2015-2017 performance share awards granted under the 2014 Stock Incentive Plan. The fair value of these awards is based on the closing price of our common stock ($16.59) on March 4, 2015 (grant date) and is calculated at the target share payout for all three years of the performance period. For information about the threshold and maximum payout amounts under these awards, see the “Grants of Plan-Based Awards for 2015 Fiscal Year” table below.
For our three-year performance share awards in 2015, one-third of the three-year target award is applied as a target amount for each of the fiscal years within the performance period. Actual shares earned are based on achievement of goals established for each year. In addition, any award that is earned based on performance will be increased or decreased by 25% based on Staples’ three-year TSR relative to the returns generated by the S&P 500 over the same period. See “CD&A” for information about 2015 goal achievement.
(3)	The Non-Equity Incentive Plan Compensation column in 2014 and 2013 includes amounts earned under (a) the annual cash incentive award and (b) legacy long term cash awards. No annual cash incentive award was earned in 2013. NEOs no longer receive long term cash awards.
(4)	The All Other Compensation column represents the following amounts, as applicable for each NEO:
●	Contributions made on a matching basis pursuant to the terms of our 401(k) plan and SERP.
●

Premiums paid under our executive life insurance and long-term disability plans, reimbursement of taxes owed with respect to such premiums, and premiums paid under our long-term care plan. In fiscal year 2015, annual premiums paid under our executive life insurance plan for Mr. Sargent, Ms. Komola, Mr. Doody and Mr. Parneros were $100,000, $19,304, $50,000 and $30,000, respectively. There was no annual premium paid for Mr. Wilson in 2015. Mr. Wilson’s’ life insurance coverage is in the form of Death Benefit Only, providing for Staples to pay his beneficiary upon his death. In fiscal year 2015, annual premiums paid under our long-term disability plans for Messrs. Sargent and Parneros were $16,836 and $3,570, respectively.

●	Tax preparation services.
●	Executive physical and registry program.
●	Cash payments described in the “All Other Compensation” table below.

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All Other Compensation

The table below sets forth the dollar amounts that we paid for each applicable item listed above.

		401(k) ($)	SERP ($)	Executive Life Insurance ($)	Long-Term Disability ($)	Long-Term Care ($)	Tax Services ($) (1)	Physical ($)	Cash Payments ($) (1)
	2015	2,650	114,293	189,036	31,826	1,555	50,000
Ronald L. Sargent	2014	2,600	50,625	189,215	31,856	1,555	50,000
	2013	2,550	49,741	189,394	33,200	1,555	50,000
	2015	2,650	42,229	28,599		1,022	1,050	2,550
Christine T. Komola	2014	2,600	23,100	28,620		1,022	1,050	2,750
	2013	2,550	20,367	28,677		1,022	1,025
	2015	2,650	47,570	86,550		1,796	5,000	2,850
Joseph G. Doody	2014	2,600	27,076	79,327		1,796	5,000
	2013	2,550	25,903	103,484		1,796	5,000	2,750
	2015	2,650	48,828	56,711	6,748	1,206	5,000
Demos Parneros	2014	2,600	27,611	44,477	5,292	1,206	5,000
	2013	2,550	25,903	56,818	7,021	1,206	5,000
	2015		47,199			5,304	3,053		363,804
John Wilson	2014		26,720			5,064	18,200		276,741
	2013					3,094			73,662

(1)	The “Tax Services” and “Cash Payments” columns include payments made to or on behalf of Mr. Wilson as a direct result of his expatriate assignment from the U.S. to the Netherlands. The total shown for tax services is the actual cost of Mr. Wilson’s tax preparation services. The total shown for the cash payments includes cost of secondary housing while on assignment, a cost of living differential allowance, school fees, automobile and home leave costs. Amounts increased in 2014 over 2013 due to the move of Mr. Wilson’s family to the Netherlands.

Grants of Plan-Based Awards for 2015 Fiscal Year

The following table sets forth summary information regarding grants of plan-based awards made to the NEOs for our 2015 fiscal year.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock (1)
Ronald L. Sargent	(2)		234,227	1,873,812	3,747,624
	3/4/2015	3/2/2015				123,946	495,781	991,562	$8,225,007
Christine T. Komola	(2)		68,678	549,426	1,098,853
	3/4/2015	3/2/2015				32,687	130,748	261,496	$2,169,109
Joseph G. Doody	(2)		73,762	590,095	1,180,189
	3/4/2015	3/2/2015				32,687	130,748	261,496	$2,169,109
Demos Parneros	(2)		75,931	607,450	1,214,901
	3/4/2015	3/2/2015				32,687	130,748	261,496	$2,169,109
John Wilson	(2)		73,656	589,248	1,178,497
	3/4/2015	3/2/2015				32,687	130,748	261,496	$2,169,109

(1)	On March 2, 2015, the Compensation Committee established the threshold, target and maximum payout levels for the 2015-2017 performance share awards granted pursuant to our 2014 Stock Incentive Plan. Amounts earned under performance share awards may be increased or decreased by 25% based on Staples’ three-year TSR relative to the returns generated by the S&P 500 over the same period.

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The grant date fair value of these awards is based on the closing price of our common stock ($16.59) on March 4, 2015 (grant date). The table below provides additional information about the value of the awards based on threshold and maximum payout levels for all three years of the performance period, excluding any increase or decrease based on TSR performance:

	NEO	2015-2017 Threshold ($)	2015-2017 Target ($)	2015-2017 Max ($)
	Ronald L. Sargent	$2,056,252	$8,225,007	$16,450,014
	Christine T. Komola	$542,277	$2,169,109	$4,338,219
	Joseph G. Doody	$542,277	$2,169,109	$4,338,219
	Demos Parneros	$542,277	$2,169,109	$4,338,219
	John Wilson	$542,277	$2,169,109	$4,338,219

For our three-year performance share awards, one-third of the three-year target award is applied as a target amount for each of the fiscal years within the performance period. Actual shares earned are based on achievement of goals established for each year. See “CD&A” for information about 2015 goal achievement.

(2)	On March 2, 2015, the Compensation Committee established the performance objectives for the 2015 annual cash incentive awards under the Amended and Restated Executive Officer Incentive Plan, as well as the threshold, target and maximum payment levels. See “CD&A” for information about 2015 goal achievement.

Vesting Provisions of Plan-Based Awards

2015 Compensation Program:

Annual Cash Incentive Plan Awards. Payments of annual cash incentive plan awards under the Executive Officer Incentive Plan are determined based on achievement of performance goals and continued service to Staples. In addition, the following provisions apply:

●

Retirement. If a NEO terminates his employment before the end of a performance period and if the NEO has satisfied the “Rule of 65” requirements (attainment of age 55 plus years of service to Staples is equal to or greater than 65), then the NEO is eligible for a prorated award based on the number of days the NEO was employed during the plan year. A prorated award will only be paid out if the Compensation Committee certifies achievement of the objectives and the payouts at the end of the plan year.

●

Death. Upon a NEO’s death before the end of the plan year, annual cash incentive plan awards will be paid out at 100% of the target award, regardless of the amount that would have been earned based upon achievement of the performance goals.

●

Disability. If a NEO’s employment is terminated due to disability before the end of the plan year, then the NEO is eligible for a prorated award based on the number of days the NEO was employed during the plan year. Prorated awards will only be paid out if the Compensation Committee certifies achievement of the objectives and the payouts at the end of the plan year.

●	Termination of Employment. Other than as described above, all annual cash incentive plan awards are forfeited upon termination of employment.

Performance Shares. Performance share awards are earned based on achievement of performance objectives for each year of the performance period, but do not fully vest until the three-year performance period is completed. In addition, the following provisions apply:

●

Termination of Employment by Staples, Retirement or Resignation. If a NEO is terminated other than for “cause” (as defined in the award agreement) or the NEO retires or resigns and the age and years of service requirements of our Rule of 65 have been satisfied, then the NEO may be eligible to receive (i) shares earned for completed fiscal years within the performance period and, for partial fiscal years during which the named executive officer was employed by Staples, a pro rata portion based on the days employed by Staples, as adjusted by (ii) the TSR multiplier. Prorated awards will only be paid out if the Compensation Committee certifies achievement of the objectives and the payouts will be made at the end of the applicable performance period.

●	Termination for “Cause” by Staples. All performance shares are forfeited if a NEO is terminated for cause.
●

Death or Disability. In the event of a NEO’s death or disability, performance shares will vest and be paid out at the end of the performance period, to the extent the performance objectives are met, as if the NEO were employed on such date.

●

Change-in-Control. If, in connection with a change-incontrol, (a) the NEO does not accept employment with the surviving corporation upon the change-in-control or (b) within one year following the change-in-control, the NEO’s employment is terminated without cause (or the NEO resigns for good reason), the NEO is entitled to receive the greater of the target number of shares or the shares earned based on achievement of the performance objectives and TSR multiplier.

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Legacy Compensation Programs:

Option Awards. Under certain circumstances, the time-based vesting of stock options, which were granted to NEOs prior to 2013, may be accelerated or the awards may be forfeited as described below.

●

Retirement or Resignation. If a NEO retires or resigns and (i) the age of 65 has been attained, or (ii) the age and years of service requirements of our Rule of 65 have been satisfied, then all stock option awards vest in full.

●	Termination of Employment by Staples. All unvested stock options are forfeited if a NEO is terminated by Staples, regardless of whether such termination was for cause.
●	Death or Disability. All stock options vest in full upon a NEO’s death or disability.
●

Change-in-Control. Under our standard form of non-qualified stock option agreement, a change-in-control would result in a partial vesting acceleration of outstanding options and a termination without cause (or resignation for good reason) within one year after a change-in-control would result in acceleration of vesting of all remaining options.

2010 Special Performance and Retention Awards. The number of shares eligible to vest under our 2010 Special Performance and Retention Awards was determined in March 2013 based on achievement of performance objectives over the fiscal year 2010-2012 performance period. 33% of such shares vested in March 2013, 33% vested in March 2014 and 34% vested in March 2015 based on continued service to Staples.

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Outstanding Equity Awards at 2015 Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by each of the NEOs as of the end of our 2015 fiscal year.

			Option Awards				Stock Awards
Name	Grant Date/ Performance Share Period		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Ronald L. Sargent	2/1/2015-2/3/2018	(5)					495,781	$4,422,367
	2/2/2014-1/28/2017	(6)					613,806	$5,475,150
	2/3/2013-1/30/2016	(7)					624,526	$5,570,772
	7/2/2012		618,051	206,017	13.03	7/2/2022
	7/1/2011		863,012		15.93	7/1/2021
	7/1/2010		645,583		19.27	7/1/2020
	7/1/2009		649,424		20.12	7/1/2019
	7/1/2008		603,932		24.30	7/1/2018
	7/2/2007		557,653		24.42	7/2/2017
	7/3/2006		431,250		24.50	7/3/2016
Christine T. Komola	2/1/2015-2/3/2018	(5)					130,748	$1,166,272
	2/2/2014-1/28/2017	(6)					161,874	$1,443,916
	2/3/2013-1/30/2016	(7)					117,677	$1,049,679
	7/2/2012		45,387	15,129	13.03	7/2/2022
	7/1/2011		39,406		15.93	7/1/2021
	7/1/2010		29,478		19.27	7/1/2020
	7/1/2009		29,653		20.12	7/1/2019
	7/1/2008		18,736		24.30	7/1/2018
	7/2/2007		17,300		24.42	7/2/2017
	7/3/2006		14,075		24.50	7/3/2016
Joseph G. Doody	2/1/2015-2/3/2018	(5)					130,748	$1,166,272
	2/2/2014-1/28/2017	(6)					161,874	$1,443,916
	2/3/2013-1/30/2016	(7)					164,701	$1,469,133
	7/2/2012		162,985	54,329	13.03	7/2/2022
	7/1/2011		230,749		15.93	7/1/2021
	7/1/2010		172,614		19.27	7/1/2020
	7/1/2009		173,642		20.12	7/1/2019
	7/1/2008		161,478		24.30	7/1/2018
	7/2/2007		149,104		24.42	7/2/2017
	7/3/2006		14,843		24.50	7/3/2016
	7/3/2006		115,325		24.50	7/3/2016
Demos Parneros	2/1/2015-2/3/2018	(5)					130,748	$1,166,272
	2/2/2014-1/28/2017	(6)					161,874	$1,443,916
	2/3/2013-1/30/2016	(7)					164,701	$1,469,133
	7/2/2012		162,985	54,329	13.03	7/2/2022
	7/1/2011		230,749		15.93	7/1/2021
	7/1/2010		172,614		19.27	7/1/2020
	7/1/2009		173,642		20.12	7/1/2019
	7/1/2008		161,478		24.30	7/1/2018
	7/2/2007		149,104		24.42	7/2/2017
	7/3/2006		14,843		24.50	7/3/2016
	7/3/2006		115,325		24.50	7/3/2016

52    STAPLES    Notice of Annual Meeting of Stockholders

EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

			Option Awards				Stock Awards
Name	Grant Date/ Performance Share Period		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
John Wilson	2/1/2015-2/3/2018	(5)					130,748	$1,166,272
	2/2/2014-1/28/2017	(6)					161,874	$1,443,916
	2/3/2013-1/30/2016	(7)					115,299	$1,028,467
	10/1/2012		320,109	106,703	11.61	10/1/2022

(1)	Stock options vest 25% per year after the date of grant. The exercisability of the options is accelerated in the circumstances described under the caption “Vesting Provisions of Plan-Based Awards” following the “Grants of Plan-Based Awards for 2015 Fiscal Year” table above.
(2)	The expiration date for stock options is typically the tenth anniversary of the date of grant.
(3)	The shares in the Equity Incentive Plan Awards column represent performance share awards based on target share payout.
(4)	Based on the fair market value of our common stock on January 30, 2016 ($8.92 per share).
(5)	Performance share awards vest based on achievement of performance objectives over the performance period covering fiscal years 2015 through 2017. For our three-year performance share awards, one-third of the three-year target award is applied as a target amount for each of the fiscal years within the performance period. Actual shares earned are based on achievement of goals established for each year. In addition, any award that is earned based on performance will be increased or decreased by 25% based on Staples’ three-year TSR relative to the returns generated by the S&P 500 over the same period. See the “CD&A” section of our proxy statement for information about 2015 goal achievement.
(6)	Performance share awards vest based on achievement of performance objectives over the performance period covering fiscal years 2014 through 2016. For our three-year performance share awards, one-third of the three-year target award is applied as a target amount for each of the fiscal years within the performance period. Actual shares earned are based on achievement of goals established for each year. In addition, any award that is earned based on performance will be increased or decreased by 25% based on Staples’ three-year TSR relative to the returns generated by the S&P 500 over the same period. See the “CD&A” section of our proxy statement for information about 2015 and 2014 goal achievement.
(7)	Performance share awards vest based on achievement of performance objectives over the performance period covering fiscal years 2013 through 2015. For our three-year performance share awards, one-third of the target award is applied as a target amount for each of the fiscal years within the performance period. Actual shares earned are based on achievement of goals established for each year. In addition, any award that is earned based on performance will be increased or decreased by 25% based on Staples’ three-year TSR relative to the returns generated by the S&P 500 over the same period. See the “CD&A” section of this proxy statement for information about 2015, 2014 and 2013 goal achievement.

Option Exercises and Stock Vested During 2015 Fiscal Year

The following table summarizes the option exercises and vesting of stock awards for each of the NEOs during our 2015 fiscal year:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Ronald L. Sargent	0	0	141,983	2,252,768
Christine T. Komola	0	0	6,954	108,135
Joseph G. Doody	0	0	35,060	554,769
Demos Parneros	0	0	35,060	554,769
John Wilson	0	0	50,431	623,327

(1)	Represents the fair market value of the stock award on the date of vesting.

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EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

Non-Qualified Deferred Compensation for 2015 Fiscal Year

The following table sets forth summary information with respect to each of the NEOs regarding contributions to our Supplemental Executive Retirement Plan (“SERP”) for our 2015 fiscal year:

	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)*	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)*
Ronald L. Sargent	384,851	114,293	-321,047	0	6,737,402
Christine T. Komola	101,809	42,229	-85,247	0	979,936
Joseph G. Doody	824,386	47,570	-356,741	0	7,534,727
Demos Parneros	71,159	48,828	-45,592	0	1,469,995
John Wilson	47,102	47,199	62	0	150,608

*	Company contribution amounts in 2015 are included in the All Other Compensation column of the Summary Compensation Table included in this proxy statement. In addition, amounts reported in the aggregate balance that were previously included in the Summary Compensation Table in prior years can be found in the All Other Compensation Table included in this proxy statement.

Our SERP is a non-qualified deferred compensation plan which is generally intended to provide an additional retirement account option above the applicable limits of our 401(k) qualified plan. Our SERP provides participants with a range of diversified investment options similar to our 401(k) plan. Eligible executives, including the named executive officers, may contribute up to 100% of their base salary and annual cash bonus and will receive matching contributions in cash equal to 100% of each dollar saved, up to a maximum of 4% of base salary and bonus. The matching contributions generally vest 20% per year during the first five years of service based on hours worked during a calendar year. After five years of service, participants are generally fully vested in all matching contributions. All of our named executive officers are fully vested in their SERP balances. Benefits generally are paid to the participant in accordance with a predefined distribution schedule based on the requirements of Section 409A under the Internal Revenue Code.

Potential Payments Upon Termination or Change-in-Control

The tables below show the estimated incremental value transfer to each current named executive officer under various scenarios relating to a termination of employment. The tables below and the discussion that follows assume that such termination occurred on January 30, 2016. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to associates generally.

54    STAPLES    Notice of Annual Meeting of Stockholders

EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2015 Termination Scenarios

	Retirement or Resignation	Termination for Cause	Termination Without Cause	Resignation for Good Reason	Termination Following Change- in- Control	Change- in- Control Only	Death or Disability
Ronald L. Sargent *
Cash Severance Payment	$0	$0	$4,201,461	$4,201,461	$6,302,192	$0	$0
Value of Accelerated Vesting of Incentive Compensation	$0	$0	$0	$0	$5,717,105	$0	$5,083,669
Continuation of Benefits	$14,550	$14,550	$422,650	$422,650	$627,942	$0	$945,180
Survivor Death Benefit Payout	$0	$0	$0	$0	$0	$0	$8,119,852	(1)
Total	$14,550	$14,550	$4,624,111	$4,624,111	$12,647,239	$0	$14,148,701

Christine T. Komola *
Cash Severance Payment	$0	$0	$918,721	$918,721	$1,378,081	$0	$0
Value of Accelerated Vesting of Incentive Compensation	$0	$0	$0	$0	$1,507,721	$0	$1,340,678
Continuation of Benefits	$0	$0	$28,599	$28,599	$42,898	$0	$0
Survivor Death Benefit Payout	$0	$0	$0	$0	$0	$0	$3,185,000	(1)
Total	$0	$0	$947,320	$947,320	$2,928,700	$0	$4,525,678

Joseph G. Doody *
Cash Severance Payment	$0	$0	$960,721	$960,721	$1,441,081	$0	$0
Value of Accelerated Vesting of Incentive Compensation	$0	$0	$0	$0	$1,507,721	$0	$1,340,678
Continuation of Benefits	$9,142	$9,142	$107,201	$107,201	$156,547	$0	$0
Survivor Death Benefit Payout	$0	$0	$0	$0	$0	$0	$3,177,693	(1)
Total	$9,142	$9,142	$1,067,922	$1,067,922	$3,105,349	$0	$4,518,371

Demos Parneros * (2)
Cash Severance Payment	$0	$0	$986,932	$986,932	$1,480,398	$0	$0
Value of Accelerated Vesting of Incentive Compensation	$0	$0	$0	$0	$1,507,721	$0	$1,340,678
Continuation of Benefits	$0	$0	$71,048	$71,048	$106,966	$0	$0
Survivor Death Benefit Payout	$0	$0	$0	$0	$0	$0	$3,271,154	(1)
Total	$0	$0	$1,057,980	$1,057,980	$3,095,085	$0	$4,611,832

John Wilson *
Cash Severance Payment	$0	$0	$1,069,564	$1,069,564	$1,604,346	$0	$0
Value of Accelerated Vesting of Incentive Compensation	$0	$0	$0	$0	$1,507,721	$0	$1,340,678
Continuation of Benefits	$0	$0	$20,009	$20,009	$30,565	$0	$0
Survivor Death Benefit Payout	$0	$0	$0	$0	$0	$0	$3,191,370	(1)
Total	$0	$0	$1,089,573	$1,089,573	$3,142,632	$0	$4,532,048

(1)	Includes one year payout at target under the Amended and Restated Executive Officer Incentive Plan in addition to any Survivor Death Benefit Payout.
(2)	Mr. Parneros left Staples on March 31, 2016, and received (or will receive) under his severance agreement (i) a cash severance payment in the amount of $986,932, which represents the continuation of salary and bonus for 12 months, and (ii) continuation of benefits in the amount of $71,048, which represents health, dental, vision and life insurance coverage for the severance period.
*	Payouts subject to 409A regulations.

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EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

See below for additional explanation of the terms of these payments and our assumptions calculating them. Each of these payments complies with our policy adopted in October 2015, limiting severance benefits payable under a NEO’s employment or severance agreement (excluding equity awards) to 2.99 times the sum of an executive’s salary and target annual cash incentive award, under all scenarios other than death or disability. In addition, please see the “CD&A” section of this proxy statement.

Retirement or Resignation

The “Retirement or Resignation” column includes:

●	Value of Accelerated Vesting of Incentive Compensation. For Messrs. Sargent and Doody, who have met the age and service requirement under our Rule of 65 (as described under the caption “Accelerated Vesting of Awards” following the “Grants of Plan Based Awards for 2015 Fiscal Year” table earlier in this proxy statement), amounts represent the intrinsic value of all unvested stock options as of fiscal year end.

●	Continuation of Benefits. The continuation of benefits for Messrs. Sargent and Doody represents the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan.

Termination for Cause

The “Termination for Cause” column includes:

●	Continuation of Benefits. The continuation of benefits for Messrs. Sargent and Doody represents the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan.

Termination without Cause or Resignation for Good Reason

In addition to our equity and cash incentive award agreements that provide for the acceleration of vesting upon a termination without cause, we have entered into severance benefits agreements with each of the NEOs that provide compensation following a termination without cause or resignation for good reason. The circumstances constituting cause or good reason are specifically described in the severance benefits agreements for the named executive officers, which are listed as exhibits to our most recent Annual Report on Form 10-K and our cash and equity incentive plans, if applicable. In general, under the severance benefit agreements and our incentive plans:

●	a termination will be for cause if the NEO has willfully failed to perform his or her duties, breached any confidentiality or non-compete agreement with us, or engaged in misconduct that harms us; and
●	the NEO will have good reason to resign if we significantly diminish his or her authority or responsibilities, reduce his or her salary or eligibility for bonus and other benefits, or require that he or she relocate their office more than 50 miles following a change-in-control of Staples.

The “Termination without Cause” and “Resignation for Good Reason” columns include:

●	Cash Severance Payments. For Mr. Sargent, the amount represents the continuation of salary and bonus for 24 months and for Ms. Komola and Messrs. Doody, Parneros and Wilson, amounts represent the continuation of salary and bonus for 12 months.

●	Value of Accelerated Vesting of Incentive Compensation. For Mr. Sargent, pursuant to his severance benefit agreement, the amount includes the actual value of all unvested stock options as of fiscal year end. For Mr. Doody, who has met the age and service requirement under our Rule of 65, the amount includes the intrinsic value of all unvested stock options as of fiscal year end.

●	Continuation of Benefits. The continuation of benefits represents health, dental and vision insurance coverage for the severance period, as well as executive life insurance. For Messrs. Sargent and Doody, amounts also include the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan. The amounts listed are estimates based on the current policies in place after applying a reasonable benefit cost trend.

Termination Following Change-in-Control

Under our severance benefits agreements with the NEOs, if we terminate the NEO’s employment without cause or the NEO resigns for good reason within two years following a change-in-control of Staples, the NEO would receive payments in addition to those triggered by a termination without cause or resignation for good reason. The circumstances constituting a change-in-control of Staples are specifically described in the severance benefits agreements for the NEOs, which are listed as exhibits to our most recent Annual Report on Form 10-K. In general, a change-in-control will occur:

●	if another person becomes the owner of 30% or more of the combined voting power of our stock,
●	there is a change in a majority of the members of the then-incumbent Board, or
●	our shareholders approve a merger with another entity in which our shareholders fail to own more than 75% of the combined voting power of the surviving entity.

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EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

The “Termination Following Change-in-Control” column includes:

●	Cash Severance Payments. For Mr. Sargent, amounts represent the continuation of salary and bonus for 36 months and for Ms. Komola and Messrs. Doody, Parneros and Wilson, amounts represent the continuation of salary and bonus for 18 months.

●	Value of Accelerated Vesting of Incentive Compensation. For all NEOs, amounts represent the target value of the 2015-2017, 2014-2016 and 2013-2015 performance share awards. For all NEOs other than Mr. Wilson, amounts also include the intrinsic value of all unvested stock options as of fiscal year end.

●	Continuation of Benefits. The continuation of benefits represents health, dental and vision insurance coverage for the severance period, as well as executive life insurance. For Messrs. Sargent and Doody, amounts also include the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan. The amounts listed are estimates based on the current policies in place after applying a reasonable benefit cost trend.

Change-in-Control Only

The “Change-in-Control Only” column includes:

●	Value of Accelerated Vesting of Incentive Compensation. For all NEOs other than Mr. Wilson, amounts represent 25% of the intrinsic value of all unvested stock options as of fiscal year end.

Death or Disability

The “Death or Disability” column includes:

●	Value of Accelerated Vesting of Incentive Compensation. For all NEOs, amounts represent the target value of the 2015-2017, 2014-2016, and 2013-2015 performance share awards, minus amounts earned for completed plan years. In addition, for all NEOs other than Mr. Wilson, amounts include the intrinsic value of all unvested stock options as of fiscal year end.

●	Survivor Death Benefit Payout. For all NEOs, amounts represent payouts of 100% of base salary for the first year and 50% of base salary for the second and third years, made monthly over a period of three years. Not included in the table above are the death benefit payouts from insurance policies for which the NEOs pay the premiums. Payouts under these policies would be $2,095,182, $2,156,805, and $2,100,000 for Messrs. Doody and Parneros and Ms. Komola, respectively. Mr. Sargent’s life insurance coverage is in the form of a second-to-die policy providing for payments either upon the latter of his death or his wife’s death. For purposes of the table above, we have assumed that payments under this policy (which would amount to approximately $12,690,000) are not triggered.

●	Continuation of Benefits. For Mr. Sargent, amount represents the costs of continuation of executive life insurance premiums needed to support the $12,690,000 death benefit.

If the termination is due to the NEO’s disability, he or she would be entitled to receive a distribution from our SERP, generally in accordance with the plan provisions and any predefined distribution schedule based on the requirements of Section 409A of the Internal Revenue Code. The NEO would also be entitled to receive disability payments from our disability carriers, if the named executive officer has enrolled in such policy. Disability coverage is generally designed to replace 60% of the NEO’s compensation up to $600,000 for each of the named executive officers who participated in the group disability plan on July 1, 2005. The disability benefit payouts from disability insurance policies for which the named executive officer pays the premiums are not included in the table above. In addition, executive life insurance premiums will be continued to age 65 as necessary to support the life insurance coverage in place at the time of disability.

Agreements Affecting Payments

We provide for forfeiture and recovery of undeserved cash, equity and severance compensation from any associate that engages in misconduct. We also view recoupment as a risk management and asset recovery tool for dealing with particularly harmful or unethical behaviors such as intentional deceitful acts resulting in improper personal benefit or injury to the company, fraud or willful misconduct that significantly contributes to a material financial restatement, violation of the Code of Ethics and breach of key associate agreements. For instance, each of the named executive officers has executed a Proprietary and Confidential Information Agreement that covers the two year period subsequent to termination of his employment. Violation of any of the terms of these agreements entitles us to recover any severance payments and value received in connection with any equity awards.

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EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

EQUITY COMPENSATION PLAN INFORMATION AT 2015 FISCAL YEAR END

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (3)
Equity compensation plans approved by security holders	33,731,970	$21.61	36,511,512
Equity compensation plans not approved by security holders	0	0	0
Total	33,731,970	$21.61	36,511,512

(1)	Includes the maximum number of shares issuable under performance share awards (including the potential 25% increase as a result of relative TSR performance), as described in the “CD&A” section of this proxy statement, and restricted stock units, in each case outstanding as of fiscal year end.
(2)	Weighted-average exercise price calculation excludes outstanding performance share awards and restricted stock units, which do not have an exercise price.
(3)	Includes 24,434,521 shares available for issuance under our 2014 Stock Incentive Plan as well as 12,076,991 shares available for issuance under our 2012 ESPP. Does not include shares that may become available for issuance, as provided in the 2014 Stock Incentive Plan, through the expiration, termination, surrendering, cancellation, forfeiture or settlement of awards granted under our 2014 Stock Incentive Plan or our Amended and Restated 2004 Stock Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During our 2015 fiscal year, Ms. Meyrowitz, Mr. Vazquez, Mr. Kamlani and Mr. Walsh served on the Compensation Committee and were independent directors during such service. None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of copies of reports filed during fiscal year 2015 by the directors, executive officers and beneficial owners of more than 10% of our common stock required to file such reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, and a review of written certifications provided by them to the Company, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except that Michael Williams failed to timely file a Form 4 for one transaction involving the automatic reinvestment of dividends in January 2014.

58    STAPLES    Notice of Annual Meeting of Stockholders

❯ APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION (ITEM 2 ON THE PROXY CARD)

Our Board recognizes that it is appropriate to seek on an annual basis the views of shareholders on Staples’ executive compensation program. Our shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

The primary objective of our compensation program is to align executive pay with long term shareholder value creation. The “Executive Compensation” section of this proxy statement, including the “CD&A”, describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the 2015 fiscal year ended January 30, 2016.

In accordance with Section 14A of the Exchange Act, our Board is asking shareholders to approve, on an advisory basis, Staples’ named executive officer compensation by approving the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon Staples. The Compensation Committee considers the results of the voting in making future compensation decisions for our named executive officers.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

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❯ RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 3 ON THE PROXY CARD)

The Audit Committee is directly responsible for appointing, compensating, overseeing, evaluating and, when necessary, terminating our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee of our Board has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year. Ernst & Young LLP has served as our independent auditor since our inception. The Audit Committee evaluates the performance of our independent auditors, including the senior audit engagement team, each year and determines whether to reengage the current independent auditors or consider other audit firms. The members of the Audit Committee and the Board believe that the continued retention of Ernst &Young LLP to serve as our independent auditor is in the best interests of our shareholders.

Although shareholder approval of the Audit Committee’s selection of Ernst & Young LLP is not required by law, our Board believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four members and acts under a written charter, as amended and restated on December 1, 2015, a copy of which is available in the Corporate Governance section of our Investor Information webpage at www.staples.com. The members of the Audit Committee are independent Directors, as defined by its charter and the rules of the Rule 10A-3 of the Securities Exchange Act of 1934 and the applicable rules of the NASDAQ Global Select Market.

The Audit Committee provides independent, objective oversight of Staples’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation, presentation and integrity of Staples’ consolidated financial statements and for maintaining an adequate system of disclosure controls and procedures and maintaining effective internal control over financial reporting for that purpose. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements, and related schedules, for the 2015 fiscal year, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee discussed with Staples’ internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Staples’ internal controls, and the overall quality of Staples’ financial reporting.

The Audit Committee reviewed and discussed with Ernst & Young LLP, Staples’ independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with US generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Staples’ accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16 (Communications with Audit Committees), the rules of the Securities and Exchange Commission, and other applicable regulations. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from management and Staples and considered the compatibility of non-audit related services provided to Staples by the independent registered public accounting firm with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed and discussed together with management and the independent registered public accounting firm Staples’ audited consolidated financial statements for the year ended January 30, 2016, and the results of management’s assessment of the effectiveness of the Staples’ internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting.

60    STAPLES    Notice of Annual Meeting of Stockholders

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 4 ON THE PROXY CARD)

Based on the reviews and discussions referred to above, the Audit Committee recommended to Staples’ Board of Directors, and the Board approved, that Staples’ audited consolidated financial statements and related schedules be included in Staples’ Annual Report on Form 10-K for the year ended January 30, 2016 for filing with the Securities and Exchange Commission.

Audit Committee:
Basil L. Anderson, Chair
Paul-Henri Ferrand
Robert Sulentic
Raul Vazquez

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

Audit Fees

Ernst & Young LLP billed us an aggregate of approximately $9.3 million and $8.7 million in fiscal years 2015 and 2014, respectively, for professional services rendered in connection with our annual audit, the audit of our internal control over financial reporting, the review of our interim financial statements included in our Form 10-Q, statutory filings, registration statements, accounting consultation and compliance with regulatory requirements.

Audit-Related Fees

Ernst & Young LLP billed us an aggregate of approximately $232,000 and $316,000 in fiscal years 2015 and 2014, respectively, for services primarily related to employee benefit plan audits, due diligence and other reports required to satisfy regulatory requirements.

Tax Fees

Ernst & Young LLP billed us an aggregate of approximately $1.4 million and $2.0 million in fiscal years 2015 and 2014, respectively, for services related to tax compliance, tax planning and tax advice. For fiscal years 2015 and 2014, approximately $155,000 and $300,000, respectively, of these fees was related to tax compliance.

All Other Fees

We did not receive any other services from Ernst & Young LLP; therefore, they did not bill us in fiscal years 2015 and 2014 for other services.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies provide that we will not engage our independent registered public accounting firm to render audit or non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act) unless the service is specifically approved in advance by the Audit Committee. All services provided to us by Ernst & Young LLP in each of fiscal years 2015 and 2014 were approved in accordance with these policies.

www.staplesannualmeeting.com STAPLES 61

❯	SHAREHOLDER PROPOSALS

We have been advised that the following non-binding shareholder proposals will be presented at the 2016 Annual Meeting. The proposals will be voted on if the respective proponent, or a qualified representative, is present at the 2016 Annual Meeting and submits the proposal for a vote. Our respective statements in opposition follow each shareholder proposal.

FOR THE REASONS SET FORTH BELOW IN OUR BOARD’S STATEMENTS IN OPPOSITION, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST EACH OF THE SHAREHOLDER PROPOSALS.

The text of the shareholder proposals and supporting statements appear below as received by us, and we assume no responsibility for their content or accuracy.

SHAREHOLDER PROPOSAL REGARDING ACCELERATED VESTING OF EQUITY AWARDS (ITEM 4 ON THE PROXY CARD)

The following shareholder proposal was submitted by The Marco Consulting Group on behalf of the Marco Consulting Group Trust I, 550 West Washington Blvd., Suite 900, Chicago, Illinois 60661, beneficial owner of 30,629 shares of our common stock (as of December 2, 2015).

RESOLVED: The shareholders ask the board of directors of Staples, Inc. to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive officer, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive officer’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2016 annual meeting.

Supporting Statement

Staples, Inc. (“Company”) allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, a termination following a change-in-control could have accelerated the vesting of more than $35 million worth of long-term equity to Company’s five senior executives, with the Chairman and CEO Ronald L. Sargent entitled to more than $17.5 million.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

62 STAPLES Notice of Annual Meeting of Stockholders

SHAREHOLDER PROPOSALS

Board’s Statement in Opposition

The Board unanimously recommends that you vote AGAINST this proposal because:

●	Our existing equity award structure properly aligns the interests of senior executives and shareholders.
●	Our current practices are consistent with market standards and allow us to attract and retain talent.
●	Mandating changes to executive severance would be highly disruptive.

Our existing equity award structure properly aligns the interests of senior executives and shareholders. The equity awards granted to our senior executives consist of performance shares and restricted stock units, and these equity awards together constitute the most significant portion of their total compensation opportunity. The award agreements governing performance shares and restricted stock units provide for a “double trigger,” such that vesting only accelerates if, within one year of a change in control:

●	the executive’s employment is terminated by us without cause (as defined in the award agreement), or
●	the executive terminates his or her employment for good reason (as defined in the award agreement).

In the case of performance shares, acceleration would only be for the target number of shares unless performance goals in excess of target were actually achieved for the corresponding portion of the award.

Implementation of the proposal would eliminate the Board’s ability to use our current double trigger award structure in the future, and as a result, any executives terminated by a new owner would be at risk of losing the most significant portion of their compensation opportunity. The fear of that loss could create a conflict of interest whereby the executives are incentivized not to pursue or complete a change-incontrol transaction, even if it were in the best interests of our shareholders, because of the uncertainty surrounding their compensation. In addition, new owners often terminate existing management, and without double trigger acceleration existing management would have far less incentive to remain with us through and following a change in control. A higher likelihood that executives depart could negatively affect our value to an acquirer, and reduce the price our shareholders would receive in the transaction.

Appropriate acceleration of the vesting of equity awards in the event a senior executive’s employment is terminated in connection with a change in control serves to align the interests of our executives with those of our stockholders, and properly incentivizes the executives to remain objective and stay focused on executing a strategic change that maximizes stockholder value. The Board believes that our current double trigger acceleration provisions correctly align the interests of executives and shareholders in the context of a change in control.

Our current practices are consistent with market standards and allow us to attract and retain talent. Implementation of the proposal could place us at a disadvantage compared to other companies in the market for executive talent. Nearly 3 out of 4 S&P 500 companies, many of which we compete with for talent, grant both time-based awards and performance-based awards. According to the research that the proponent cites, as updated in 2015, over 90% of the largest 200 public companies do not limit acceleration of time-based vesting in connection with termination following a change in control. Over two-thirds of such companies do not limit acceleration of performance awards in connection with termination following a change in control.

Offering equity awards in accordance with market practice is important to maintain our competitiveness in securing the executive talent we need to create long-term shareholder value. Limited acceleration of vesting makes equity awards less valuable to executives, and could require us to offer additional compensation (for example, in the form of cash up front) to make up for the possibility of lost value if there was a change in control.

Mandating changes to executive severance would be highly disruptive. In response to a shareholder proposal at the 2015 Annual Meeting and after engaging with our shareholders regarding that proposal, in October 2015 we adopted a policy limiting severance benefits under an employment or severance agreement to 2.99 times the sum of an executive’s salary and target annual cash incentive award. In addition, in January 2015, we eliminated a legacy tax gross-up provision in our CEO’s severance agreement. These changes were made after taking into account shareholder feedback, as described elsewhere in this proxy statement.

In the context of these recent changes to add limits on severance benefits and the competitive market for executive talent, we believe that our continued use of double trigger acceleration of equity awards is critical to our ability to attract and retain skilled senior executives. Moreover, in light of the very recent changes we have made and the current dynamics of our strategic environment, we believe it would be highly disruptive to mandate further changes regarding severance or change-in-control arrangements at this time.

For the reasons set forth above, the Board believes that the proponent’s restrictions on acceleration provisions are inappropriate when viewed in the context of our existing executive compensation program, would not serve the best interests of our shareholders, and would place us at a competitive disadvantage to our peers. Any adjustment to acceleration provisions would require a redesign of our approach to granting equity awards and to severance benefits as a whole, as equity awards are a fundamental piece of the overall compensation package. In fact, they comprise 72% of the total target compensation of our CEO.

www.staplesannualmeeting.com STAPLES 63

SHAREHOLDER PROPOSALS

The Board believes that the Compensation Committee, which is comprised solely of independent, non-management directors and whose chair regularly engages with numerous shareholders on compensation practices, is in the best position to develop our executive compensation principles and practices in line with market conditions and our strategic objectives. In June 2014, approximately 94% of our shareholders casting votes approved our 2014 Stock Incentive Plan, which provides the Board with discretion to accelerate equity awards in connection with a change in control. The Compensation Committee should retain the discretion embedded in our 2014 Stock Incentive Plan, free from the proposal’s restrictions, to design effective acceleration provisions that are in the long-term interests of our shareholders.

In light of our current approach to the vesting of equity awards and the limitations on severance benefits we recently added, the Board believes that adoption of the proposal is unnecessarily restrictive and unwarranted, and is not in the best interest of shareholders.

OUR BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

64 STAPLES Notice of Annual Meeting of Stockholders

SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS (ITEM 5 ON THE PROXY CARD)

The following shareholder proposal was submitted by John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, beneficial owner of no fewer than 300 shares of our common stock (as of December 30, 2015).

Proposal 5 - Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Delaware law allows 10% of our shares to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is important because there could be 15-months between annual meetings.

It may be possible to adopt this proposal by incorporating brief text similar to this into our governing documents:

“Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 15% of the entire capital stock of the Corporation issued and outstanding and entitled to vote.”

Please vote to enhance shareholder value:

Special Shareowner Meetings - Proposal 5

Board’s Statement in Opposition

The Board unanimously recommends that you vote AGAINST this proposal because:

●	Our bylaws already provide our shareholders with the right to call a special meeting at a level that was selected following extensive shareholder engagement.
●	Our existing special meeting rights reflect market standards and are complemented by our other robust governance practices that empower shareholders.
●	The lower threshold contained in the proposal fails to adequately protect shareholders against special interests.

Our bylaws already provide our shareholders with the right to call a special meeting at a level that was selected following extensive shareholder engagement. Our bylaws currently provide that shareholders holding in the aggregate 25% or more of our outstanding stock can call a special meeting. We amended our bylaws in 2009 to add this provision after a majority of our shareholders approved a proposal similar to the one above at the 2008 annual meeting, and selected the 25% threshold after consultation with numerous shareholders and careful consideration by the Board. At our 2010 annual meeting, our shareholders rejected a proposal brought by the same proponent to lower the threshold to 10%. In our engagement with shareholders since then, including our most recent engagements following our 2015 Annual Meeting, our current 25% threshold has not been raised as a concern. The proponent has offered no explanation as to why he now believes a 15% threshold is in the best interests of shareholders.

Our existing special meeting rights reflect market standards and are complemented by our other robust governance practices that empower shareholders. Our current 25% ownership threshold is in line with the majority of large public companies. According to published reports, 70% of S&P 500 companies with special meeting rights have a threshold set at 25% or above. 39% of S&P 500 companies do not permit their shareholders to call special meetings at all.

Our special meeting rights are complemented by other robust governance practices, including:

●	our 3%/3-year proxy access framework adopted by the Board in 2015,
●	the right for our shareholders to act by written consent,
●	majority voting for every director on an annual basis, and
●	our regular outreach to shareholders on governance matters.

These practices provide several avenues of communication for shareholders to express their interests or concerns, and the Board has an extensive history of being responsive to such concerns.

The lower threshold contained in the proposal fails to adequately protect shareholders against special interests. A special meeting of shareholders is an extraordinary event that is both expensive and time-consuming. Reducing the threshold to 15% would allow a relatively small group of shareholders to call a meeting on a matter that could be of interest only to that smaller group of investors and of limited or no concern to the large majority of shareholders. The current 25% threshold protects shareholder interests by ensuring that special meeting matters (i) are of concern to an appropriate number of shareholders, and (ii) merit significant expenditure by the Company.

The Board continues to believe that the ownership threshold in our current bylaws strikes the correct balance between the interests of shareholders to raise important matters outside the annual meeting process, and the costs and disruption associated with holding special meetings.

OUR BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

www.staplesannualmeeting.com STAPLES 65

❯	BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the beneficial ownership of our common stock held as of April 18, 2016 by (1) each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock, (2) each current director and nominee of the Staples Board for director; (3) each of the named executive officers listed in the Summary Compensation Table included in this proxy statement; and (4) by all current directors and executive officers as a group:

Name of beneficial owner	Shares directly or indirectly owned (1)	Shares acquirable within 60 days (2)	Total shares beneficially owned (3)	Percentage of common stock beneficially owned (4)
5% Shareholders
Vanguard Group (5)
100 Vanguard Blvd, Malvern, PA 19355	54,180,373	—	54,180,373	8.38%
FMR, LLC (6)
245 Summer Street, Boston, MA 02109	40,744,904	—	40,744,904	6.30%
BlackRock, Inc. (7)
55 East 52nd Street, New York, NY 10055	38,917,225	—	38,917,225	6.02%
Pzena Investment Management, LLC (8)
320 Park Avenue, 8th Floor, New York, NY 10022	33,304,711	—	33,304,711	5.15%
Directors, Nominees for Director and Named Executive Officers
Basil L. Anderson (9)	228,606	91,367	319,973	*
Joseph G. Doody	396,165	1,180,740	1,576,905	*
Drew G. Faust	58,615	—	58,615	*
Curtis Feeny	—	—	—	—
Paul-Henri Ferrand	19,626	—	19,626	*
Deborah A. Henretta	—	—	—	—
Kunal S. Kamlani	19,976	—	19,976	*
Christine T. Komola (10)	146,885	194,035	340,920	*
John F. Lundgren	—	—	—	—
Carol Meyrowitz	81,698	77,867	159,565	*
Rowland T. Moriarty (11)	296,238	86,867	383,105	*
Demos Parneros (12)	494,913	1,180,740	1,675,653	*
Ronald L. Sargent (13)	2,260,679	4,368,905	6,629,584	1.02%
Robert E. Sulentic (14)	128,277	82,367	210,644	*
Raul Vazquez	42,218	—	42,218	*
Vijay Vishwanath	90,042	86,867	176,909	*
Paul F. Walsh (15)	218,989	86,867	305,856	*
John Wilson	92,955	320,109	413,064	*
All current directors and executive officers as a group (17 persons) (16)	4,345,247	7,405,775	11,751,022	1.80%

*	Less than 1%

(1)	Each person listed has sole investment and/or voting power with respect to the shares indicated, except as otherwise noted.

(2)	Reflects shares issuable upon the exercise of stock options exercisable on April 18, 2016 or within 60 days thereafter, including options with an exercise price in excess of the stock price on that date.

(3)	Reflects shares (i) directly or indirectly owned and (ii) shares acquirable within 60 days after April 18, 2016. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

(4)	Number of shares deemed outstanding includes 646,269,516 shares of our common stock outstanding as of April 18, 2016 and any options for shares that are exercisable by such beneficial owner on April 18, 2016 or within 60 days thereafter.

(5)	Reflects shares beneficially owned as of December 31, 2015, as set forth in a Schedule 13G filed on February 10, 2016. Of these shares, Vanguard Group reported to have shared dispositive power with respect to 1,270,033 shares, sole dispositive power with respect to 52,910,340 shares, shared voting power with respect to 62,600 shares, and sole voting power with respect to 1,188,969 shares.

(6)	Reflects shares beneficially owned as of December 31, 2015, as set forth in a Schedule 13G filed on February 12, 2016. Of these shares, FMR, LLC reported to have sole dispositive power with respect to 40,744,904 shares and sole voting power with respect to 2,758,324 shares.

(7)	Reflects shares beneficially owned as of December 31, 2015, as set forth in a Schedule 13G filed on January 27, 2016. Of these shares, BlackRock, Inc. reported to have sole dispositive power with respect to 38,917,225 shares and sole voting power with respect to 33,119,265 shares.

66 STAPLES Notice of Annual Meeting of Stockholders

BENEFICIAL OWNERSHIP OF COMMON STOCK

(8)	Reflects shares beneficially owned as of December 31, 2015, as set forth in a Schedule 13G filed on February 4, 2016. Of these shares, Pzena Investment Management, LLC reported to have sole dispositive power with respect to 33,304,711 shares and sole voting power with respect to 18,267,786 shares.

(9)	Includes 12,624 shares owned by Mr. Anderson’s wife, 116,295 shares owned by the Basil Anderson Revocable Trust and 78,372 shares owned by the Basil L. Anderson GRAT 2014.

(10)	Includes 14,028 shares owned by the John A. Komola Trust and 132,857 shares owned by the Christine T. Komola Trust.

(11)	Includes 100,000 shares owned by Movex, LLC, which is owned by two Moriarty family trusts.

(12)	Includes 475,013 shares owned by the Demos Parneros Revocable Trust and 3,193 shares that may be distributed from a 401(k) plan account.

(13)	Includes 52,077 shares owned by Sargent Family LLC, 1,524,534 shares owned by the Ronald L. Sargent Revocable Trust, 19,313 shares owned by the Jill Sargent Irrevocable Trust, 619,174 shares owned by Sargent Partners LLC and 42,269 shares owned by Ronald L. Sargent 2011 Grantor Retained Annuity Trust. Also includes 3,311 shares that may be distributed from a 401(k) plan account.

(14)	Includes 302 shares held by Mr. Sulentic’s daughter.

(15)	Includes 247 shares held by Paul F. Walsh, IRA and 206,241 shares held by the Walsh Family Trust.

(16)	In addition to the shares reported as indirectly owned in footnotes (9) through (15), includes 173,577 shares owned by the Shira D. Goodman Trust.

www.staplesannualmeeting.com STAPLES 67

❯	INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND OTHER SHAREHOLDER MATTERS

How does the Board recommend that I vote and what is the requirement to approve each matter?

Matter	Board Recommendation	Voting Approval Standard*	Effect of Abstention	Effect of Broker Non-Vote
Election of Eleven Directors	FOR each director nominee	Majority of votes cast**	No effect	No effect
Approval (on an advisory basis) of Named Executive Officer Compensation	FOR	Majority of votes cast***	No effect	No effect
Ratification of Ernst & Young LLP	FOR	Majority of votes cast***	No effect	Not applicable
Shareholder proposal regarding accelerated vesting of equity awards	AGAINST	Majority of votes cast***	No effect	No effect
Shareholder proposal regarding special shareholder meetings	AGAINST	Majority of votes cast***	No effect	No effect

*	A quorum must be present at the meeting in order for the matters to be acted upon.
**	A nominee will be elected as a director at the Annual Meeting if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee (with “abstentions” and “broker non-votes” not counted as a vote either “for” or “against” that nominee’s election).
***	This vote is non-binding.

What is a proxy and proxy statement?

A proxy is your legal designation of another person to vote the shares you own. The person you designate is called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. A proxy statement is the document that contains the information the Securities and Exchange Commission (SEC) rules require us to provide when we ask you to sign a proxy designating individuals to vote on your behalf.

Who is entitled to vote?

Shareholders of record at the close of business on the record date, April 18, 2016, are entitled to receive notice of the Annual Meeting and to vote their shares of our common stock at the meeting, or any postponement or adjournment of the meeting. Holders of shares of our common stock are entitled to one vote per share and individual votes will be kept confidential, except as appropriate to meet legal requirements.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. A government-issued photo identification such as a driver’s license, state-issued ID card or passport, will be required. Please note that if you are a beneficial owner, you will also need to bring a copy of a brokerage statement reflecting your stock ownership in Staples as of the record date to be allowed into the meeting. You may obtain directions to the location of our Annual Meeting by writing, emailing or calling our Investor Relations department at 500 Staples Drive, Framingham, Massachusetts 01702, email: investor@staples.com, or telephone: (800) 468-7751.

What is the difference between a “shareholder of record” and a “beneficial owner”?

These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Computer Shareholder Services, our transfer agent, you are a “shareholder of record” or registered shareholder. If your shares are held in “street name” through a bank, broker, nominee or other shareholder of record, you are considered the “beneficial owner” of those shares.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 646,269,516 shares of our common stock were outstanding and entitled to vote. Proxies that are received and marked as abstentions or left blank will be included in the calculation of the number of shares considered to be represented at the meeting for quorum purposes.

What happens if an incumbent director does not receive the required number of votes for election?

If an incumbent director does not receive the required number of votes he or she is expected to promptly submit his or her offer of resignation to the Board. The Board will then consider the resignation and the action to be taken in accordance with the procedures set forth in our Corporate Governance Guidelines, within 90 days of the shareholder vote. The Company will publicly disclose the Board’s decision, including the Board’s reasoning if the resignation is not accepted. If the resignation is accepted, the Board may fill the resulting vacancy in accordance with our bylaws. Please see our Corporate Governance Guidelines for more information.

How do I vote?

If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. If you received a notice of Internet availability of proxy materials, the notice will contain instructions on how to access and review the proxy materials online and how to obtain a paper or electronic copy of the materials, which will include the proxy statement, the 2015 Annual Report and a proxy card or voting instruction card, as well as instructions on how to vote.

68    STAPLES    Notice of Annual Meeting of Stockholders

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND OTHER SHAREHOLDER MATTERS

You may vote using any of the following methods:

If you are a registered shareholder, you may vote in person at the meeting or by proxy. If you decide to vote by proxy, you may do so over the Internet, by telephone or by mail.

●

Over the Internet. After reading the proxy materials, you may use a computer to access the website www.proxyvote.com. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the instructions that will be given to you to record your vote.

●

By telephone. After reading the proxy materials, you may call (800) 690-6903 using a touch-tone telephone. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the instructions that will be given to you to record your vote.

●

By mail. If you received a paper copy of the proxy card by mail, after reading the proxy materials, you may sign, date and mark your proxy card and return it in the prepaid and addressed envelope provided.

If you are a beneficial owner and you own shares that are held in “street name” by a bank, broker or other nominee, you will need to contact your bank, broker or other nominee to determine whether you will be able to submit a proxy over the Internet or by telephone.

If you are a registered shareholder as of the record date and attend the meeting, you may personally deliver your completed proxy card or vote in person at the meeting. If you complete, sign and return your proxy card, it will be voted as you direct.

If you are a beneficial owner, your bank, broker or other nominee, as the record holder of your shares, is required to vote our shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. If you hold your shares in street name, you must request a legal proxy from your bank, broker or nominee if you would like to vote in person at the Annual Meeting.

What is a Broker Non-Vote?

A broker is entitled to vote shares held for a shareholder on “discretionary” matters without instructions from the shareholder of those shares. However, if a shareholder does not provide timely instructions, the broker does not have the authority to vote on any “non-discretionary” proposals at the Annual Meeting and a “broker non-vote” would occur.

The only matter at the 2016 Annual Meeting that is “discretionary” is the ratification of our independent registered public accounting firm. The other matters are “non-discretionary.”

Please instruct your broker how to vote your shares using the voting instruction form provided by your broker or following any instructions provided by your broker for voting your shares over the Internet or telephonically, if available.

What if I sign and return my proxy or instruction form but do not provide voting instructions?

If no choice is specified on a signed proxy card, the persons named as proxies will vote in accordance with the recommendations of the Board.

Can I change or revoke my proxy after I return my proxy card?

Yes. Any proxy may be changed or revoked by a shareholder at any time before it is exercised at the Annual Meeting by:

●	Submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting;
●	Submitting a vote at a later time via the Internet or telephone;
●	Attending the Annual Meeting and voting in person; or
●	Delivering to our Corporate Secretary a written notice of revocation, provided such statement is received at or prior to the Annual Meeting.

If you are a beneficial owner and hold shares in street name, you may submit new voting instructions or revoke your voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a legal proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board does not know of any other matters which may come before the meeting, other than the matters described in this proxy statement and the deadline under our by-laws for submission of matters by shareholders has passed. Should any other matter requiring a vote of our shareholders arise and be properly presented at the Annual Meeting, the proxy for the Annual Meeting confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote, or otherwise act, with respect to any such matter in accordance with their best judgment.

Our Board encourages shareholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Shareholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies. If you are a beneficial owner, you must request a legal proxy from your bank, broker or nominee if you would like to vote in person at the Annual Meeting.

www.staplesannualmeeting.com    STAPLES    69

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND OTHER SHAREHOLDER MATTERS

Solicitation

All costs associated with preparing, assembling, printing, mailing, and distributing these proxy materials will be borne by Staples. Staples will also bear the cost of soliciting proxies on behalf of our Board. Staples will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Staples has retained the services of D.F. King & Co., Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies. Staples expects that it will pay D.F. King its customary fees, estimated not to exceed approximately $10,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, Staples may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owner.

Solicitations may also be made by personal interview, mail, telephone, facsimile, email, Twitter, other electronic channels of communication, in particular LinkedIn, Staples’ investor relations website, Staples’ Annual Meeting website, located at https://staplesannualmeeting.com, other Staples-hosted websites and blogs, or otherwise by directors, officers, and other employees of Staples, but Staples will not additionally compensate its directors, officers, or other employees for these services.

Shareholder Proposals

Other than the shareholder proposals set forth in this proxy statement, we did not receive any other shareholder proposals or nominations for director candidates that must be presented at our 2016 Annual Meeting. The proposals were received prior to December 22, 2015, the deadline for shareholders who wished to present proposals and wanted such proposals to be included in the proxy materials. In accordance with our by-laws, in order for a shareholder to present a proposal or nominate a director candidate for election at our 2016 Annual Meeting but not have such proposal included in the proxy materials, the shareholder must have provided us with advance written notice by March 3, 2016. If a shareholder gives us notice of a proposal or nomination after the March 3, 2016 deadline, the shareholder will not be permitted to present the proposal or nomination to the shareholders for a vote at the 2016 Annual Meeting.

Shareholders who intend to present proposals at our 2017 Annual Meeting and want us to include such proposals in our proxy materials relating to that meeting should contact our Corporate Secretary. Such proposals must be received at our principal corporate offices at 500 Staples Drive, Framingham, Massachusetts 01702 not later than December 23, 2016 and must be in compliance with applicable laws and Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) in order to be considered for possible inclusion in the proxy statement and form of proxy for our 2017 Annual Meeting.

If a shareholder wishes to present a proposal or nominate a director candidate for election at our 2017 Annual Meeting and the proposal or nomination is not intended to be included in our proxy statement for such meeting, the shareholder must give us advance notice and provide the information required by our by-laws, including but not limited to, information regarding the identity of the shareholder or beneficial owner, their holdings in Staples securities, agreements or compensation relating to such nomination or matter, and any derivatives or other arrangements to mitigate risk or change voting power. If a shareholder gives notice of such a proposal or nomination after the applicable deadline, the shareholder will not be permitted to present the proposal or nomination to the shareholders for a vote at the meeting. For our 2017 Annual Meeting, our Corporate Secretary generally must receive such a notice at 500 Staples Drive, Framingham, Massachusetts 01702 not later than 90 days and no earlier than 120 days prior to the first anniversary of our 2016 Annual Meeting. However, if the date of our 2017 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be received no earlier than 120 days prior to the 2017 Annual Meeting and not later than the later of (i) the 90th day prior to the 2017 Annual Meeting and (ii) the tenth day following the day on which public announcement of the date of the 2017 Annual Meeting is made or notice for the 2017 Annual Meeting was mailed, whichever occurs first.

Under certain circumstances, shareholders may also submit nominations for directors for inclusion in our proxy materials by complying with the requirements of our proxy access bylaws. For more information regarding proxy access, please see the caption “Director Candidates – Shareholder-Nominated Director Candidates” above.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of our proxy statement, annual report or notice of Internet availability of proxy materials may be sent to multiple shareholders in a household, which helps us reduce our printing costs and postage fees and helps the environment by conserving natural resources. However, we will promptly deliver a separate copy of these documents to you if you write, email or call our Investor Relations department at 500 Staples Drive, Framingham, Massachusetts 01702, email: investor@staples.com, or telephone: (800) 468-7751. If you want to receive separate copies of the proxy statement, annual report or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, email or phone number.

70    STAPLES    Notice of Annual Meeting of Stockholders

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND OTHER SHAREHOLDER MATTERS

Electronic Delivery of Shareholder Communications

If you received a hard copy of your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as help us reduce our printing and mailing costs, by signing up to receive or access your shareholder communications via e-mail. To sign up for electronic delivery or access, visit www.proxyvote.com. Your electronic delivery or access enrollment will be effective until you cancel it, which you may do at any time by following the procedures described at the website listed above. If you have questions about electronic delivery or access, please write, email or call our Investor Relations department at 500 Staples Drive, Framingham, Massachusetts 01702, email: investor@staples.com, or telephone: (800) 468-7751.

Securities and Exchange Commission Filings

We file annual, quarterly and current reports, as well as other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document that we file with the SEC at its Internet website at www.sec.gov or at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. If you would like to receive a copy of our Annual Report on Form 10-K for our 2015 fiscal year, or any of the exhibits listed therein, please write, email or call our Investor Relations department at 500 Staples Drive, Framingham, Massachusetts 01702, email: investor@staples.com, or telephone: (800) 468-7751, and we will provide you with the Annual Report or any requested exhibits without charge.

Forward-Looking Statements

Certain information contained in this proxy statement constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Any statements contained in this proxy statement that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including those factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading “Risk Factors,” a copy of which accompanies this proxy statement.

www.staplesannualmeeting.com    STAPLES    71

❯	EXHIBIT A

Reconciliation of GAAP and Non-GAAP Information

Total company sales excluding the impact of changes in foreign currency exchange rates and store closures is a non-GAAP financial measure. We believe this measure helps management and investors view business results without the impact of fluctuations in foreign currency exchange rates and store closures, thereby facilitating period-to-period comparisons of Staples’ business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates. See pages B-7 and C-13 of Staples’ 2015 Form 10-K for more detail regarding our store closure program.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

52 Weeks Ended January 30, 2016
GAAP sales growth	(6.4)%
Impact of change in exchange rates	(4.2)%
Impact of store closures	(1.6)%
Non-GAAP sales growth	(0.6)%

72    STAPLES    Notice of Annual Meeting of Stockholders

ATTN: INVESTOR RELATIONS
500 STAPLES DRIVE
FRAMINGHAM, MA 01702

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Staples, Inc. in mailing proxy materials and help the environment by allowing us to print fewer paper copies, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery or access, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Staples, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your Internet or telephone vote is valid under Delaware law and authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E08208-P76862	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STAPLES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES LISTED BELOW IN ITEM 1 AND "FOR" ITEMS 2 AND 3.

1.	Election of eleven directors to hold office until the 2017 Annual Meeting of Shareholders or until their respective successors have been elected or appointed

		For	Against	Abstain
Nominees:

1a.	Drew G. Faust	☐	☐	☐

1b.	Curtis Feeny	☐	☐	☐

1c.	Paul-Henri Ferrand	☐	☐	☐

1d.	Deborah A. Henretta	☐	☐	☐

1e.	Kunal S. Kamlani	☐	☐	☐

1f.	John F. Lundgren	☐	☐	☐

1g.	Carol Meyrowitz	☐	☐	☐

1h.	Ronald L. Sargent	☐	☐	☐

1i.	Robert E. Sulentic	☐	☐	☐

1j.	Vijay Vishwanath	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
			For	Against	Abstain

	1k.	Paul F. Walsh	☐	☐	☐

2.	Approval, on an advisory basis, of named executive officer compensation.		☐	☐	☐

3.	Ratification of the selection by the Audit Committee of Ernst & Young LLP as Staples’ independent registered public accounting firm for the current fiscal year.		☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 4 AND 5.			For	Against	Abstain

4.	Non-binding shareholder proposal to limit acceleration of vesting of senior executive equity awards in the event of a change in control.		☐	☐	☐

5.	Non-binding shareholder proposal to amend Staples’ bylaws to reduce the percentage of outstanding stock required for shareholders to call a special meeting from 25% to 15%.		☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted (A) "FOR" all director nominees listed above in Item 1, (B) in accordance with the recommendations of the Board of Directors on the other matters listed above and (C) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report (Including the Form 10-K) are available at www.proxyvote.com.

E08209-P76862

STAPLES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JUNE 14, 2016

The shareholder(s), revoking all prior proxies, hereby appoint(s) Ronald L. Sargent, Christine T. Komola and Michael T. Williams, and each of them individually, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Staples, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., local time, on June 14, 2016, at the Crowne Plaza Boston-Natick 1360 Worcester Street, Natick, Massachusetts, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (A) "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR ITEM 1, (B) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE MATTERS REFERRED TO ON THE REVERSE SIDE, AND (C) IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE